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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Halcón Resources Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002
Telephone (832) 538-0300

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2017

March 24, 2017

Dear Stockholder:

        You are cordially invited to attend Halcón Resources Corporation's 2017 annual meeting of stockholders on Thursday, May 4, 2017, at 11:00 a.m., Central Daylight Time, to be held at the Wells Fargo Plaza Auditorium, 1000 Louisiana St., Houston, Texas 77002.

        The attached notice of annual meeting of stockholders and the proxy statement describe the matters to be acted upon during the annual meeting. In addition, there will be a report on the state of Halcón's business and an opportunity for you to ask questions of Halcón's management.

        We are also providing access to our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice of internet availability of proxy materials instead of a paper copy of this proxy statement, a proxy card and our annual report on Form 10-K. The notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a notice of internet availability should receive a paper copy of the proxy materials by mail.

        You may vote your shares by Internet or by telephone using the instructions on the notice of internet availability of proxy materials, or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning the proxy card enclosed therewith, or by voting your shares in person at the meeting. The notice and the proxy card describe your voting options in more detail. If you need assistance, please contact Quentin R. Hicks, Senior Vice President, Finance & Investor Relations, at (832) 538-0300. Our annual report on Form 10-K for the fiscal year ended December 31, 2016 is available on the Internet and accompanies the proxy materials delivered by mail.

        The annual meeting gives us an opportunity to review Halcón's results and discuss the steps Halcón has taken to position itself for the future. We appreciate your ownership of Halcón voting stock, and I hope you will be able to join us at the annual meeting.

Sincerely,

Floyd C. Wilson Chairman of the Board of Directors, Chief Executive Officer and President

Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002
Telephone (832) 538-0300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2017

        Notice is hereby given that the annual meeting of stockholders of Halcón Resources Corporation will be held on Thursday, May 4, 2017 at 11:00 a.m., Central Daylight Time, at the Wells Fargo Plaza Auditorium, 1000 Louisiana St., Houston, Texas 77002, for the following purposes:

  1.
  To elect two directors to our board of directors to serve as Class A directors until the 2020 annual meeting of stockholders in accordance with our certificate of incorporation and bylaws;

  2.
  To approve, in a non-binding advisory vote, executive compensation of our named executive officers;

  3.
  To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years;

  4.
  To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending December 31, 2017; and

  5.
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

        The board of directors has approved the close of business on March 14, 2017, as the record date for determining the stockholders of Halcón entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of our stockholders entitled to vote at the meeting will be available for examination at our offices in Houston, Texas during ordinary business hours for a period of ten (10) days prior to the annual meeting.

        All stockholders are cordially invited to attend the meeting. You may vote your shares by Internet or by telephone using the instructions on the notice of internet availability of proxy materials, or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning the proxy card enclosed therewith, or by voting your shares in person at the meeting. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast for any proposal, except for the ratification of our independent registered public accounting firm, unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting. You may revoke your proxy at any time before it is voted.

By order of the Board of Directors of Halcón Resources Corporation:

Floyd C. Wilson Chairman of the Board of Directors, Chief Executive Officer and President

March 24, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2017

        Halcón's Notice of Annual Meeting of Stockholders, Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at http://investors.halconresources.com/annual-proxy.cfm and at www.proxyvote.com.

i

Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002
Telephone (832) 538-0300

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2017

GENERAL INFORMATION

        These proxy materials are furnished to you in connection with the solicitation of proxies by the board of directors of Halcón Resources Corporation, a Delaware corporation (referred to in this proxy statement as Halcón, the Company, we, us, or our), for the annual meeting of our stockholders to be held on Thursday, May 4, 2017 at 11:00 a.m., Central Daylight Time, at the Wells Fargo Plaza Auditorium, 1000 Louisiana St., Houston, Texas 77002. The proxies also may be voted at any adjournments or postponements of the annual meeting.

Electronic Availability of Proxy Statement and Annual Report

        As permitted under the rules of the Securities and Exchange Commission, or the SEC, Halcón is making this proxy statement and its annual report on Form 10-K for the fiscal year ended December 31, 2016 available to its stockholders electronically via the Internet. On or about March 24, 2017, Halcón is sending a notice of internet availability of proxy materials (the "Notice") to its stockholders of record as of the close of business on March 14, 2017, which Notice will include (i) instructions on how to access Halcón's proxy materials electronically, (ii) the date, time and location of the annual meeting, (iii) a description of the matters intended to be acted upon at the annual meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of Halcón's proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the annual meeting and voting in person.

Voting and Revocation of Proxies

        If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting in person at the annual meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker or trustee or nominee. You may cast your vote by proxy as follows:

  •
  By Internet—you may vote using the Internet at www.proxyvote.com. Simply follow the instructions on the Notice, or if you received proxy materials by mail, the proxy card;

  •
  By telephone—you may vote by calling 1-800-690-6903 and follow the voice prompts; or

  •
  By mailing the proxy card—you may vote by completing, signing, dating and mailing the proxy card if you received proxy materials by mail, in the pre-addressed postage-paid envelope enclosed therewith.

        Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy in accordance with the recommendations of our board of directors unless otherwise indicated. If you hold your shares in street name, please refer to the proxy card forwarded by your bank, broker, or other nominee to see which voting options are available to you and for directions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

        If you sign the proxy card of your broker, trustee or other nominee but do not provide voting instructions, your shares will not be voted unless your broker, trustee or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner is unable to vote on a particular proposal because the broker does not have discretionary authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a "broker non-vote." Out of the four proposals that will be brought to a vote at our annual meeting, brokers will have discretionary voting authority only with respect to the ratification of the appointment of our independent registered public accountant. It is therefore very important that you indicate on the proxy card of your broker, trustee or other nominee how you want your shares to be voted in the election of the two director nominees named in this proxy statement and the other proposals to be voted upon at our annual meeting.

        The board of directors is not aware of any business to be brought before the annual meeting other than as indicated in the notice of annual meeting of stockholders. If any other matter does come before the meeting, the persons named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

        Revocation of Proxy.    A proxy may be revoked by a stockholder at any time prior to it being voted by:

  •
  delivering a revised proxy (by one of the methods described above) bearing a later date;

  •
  voting in person at the annual meeting; or

  •
  notifying our Corporate Secretary of the revocation in writing at our address set forth above in time to be received before the annual meeting.

        Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our board of directors.

        If your shares are held in an account at a broker, trustee or other nominee, you should contact your broker, trustee or other nominee to change your vote.

        Record Date and Vote Required for Approval.    The record date with respect to this solicitation is March 14, 2017. Our voting stock consists of issued and outstanding shares of our common stock and our 8% Automatically Convertible Preferred Stock (the "Preferred Stock"). The holders of our Preferred Stock are entitled to vote, together as a single class, with the holders of our outstanding common stock, with respect to all matters, and will represent 1% of the total voting power of our voting stock. All holders of record of our voting stock as of the close of business on March 14, 2017 are entitled to vote at the annual meeting and any adjournment or postponement thereof for which a new record date has not been established. As of the record date, we had 92,965,550 shares of common stock outstanding and 5,518 shares of Preferred Stock outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to our stockholders, and each share of Preferred Stock entitles its holder to approximately 170 votes on such matters. Our stockholders do not have cumulative voting rights. In accordance with our bylaws, the holders of a majority of our capital stock issued and outstanding and entitled to vote at the annual meeting, represented in person or by proxy, shall constitute a quorum at the annual meeting; provided that if as of a date that is 14 days in advance of the date the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of the holders of a plurality of the voting stock represented at any such meeting and entitled to vote on the election of directors. If a quorum is not present at the annual meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be expected to be more than 30 days after the date of the annual meeting.

        Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the annual meeting. This means that the director nominees receiving the most affirmative votes are elected for the available board positions. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors.

        As an advisory vote, the proposal to approve the compensation of our named executive officers is not binding upon the Company. Additionally, the proposal regarding frequency of a stockholder advisory vote on executive compensation will be determined on an advisory basis by whichever of the choices—annually, every other year or every three years—receives the greatest number of votes cast. Although advisory in nature, the Compensation Committee of our board of directors, which is responsible for overseeing our executive compensation program, values the opinions expressed by our stockholders and will consider the outcomes of those votes when making future compensation decisions.

        Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the meeting and entitled to vote on this matter.

        Proxy Solicitation.    We will bear all costs relating to the solicitation of proxies. We have retained Okapi Partners LLC to aid in the solicitation of proxies, at an estimated cost of $8,500 plus reimbursement of out-of-pocket expenses, custodial charges in connection with payment by Okapi Partners LLC of charges of brokers and banks on our behalf, and additional charges which may be incurred in connection with the solicitation of proxies by telephone. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, we will pay brokers and other persons holding shares of stock in their names or in those of their nominees, which in each case are beneficially owned by others, for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

        Submission of Stockholder Proposals.    The deadline for submitting stockholder proposals for inclusion in our 2018 proxy statement and form of proxy for our annual meeting in 2018 is November 24, 2017. See "Submission of Stockholder Proposals for Our 2018 Annual Meeting of Stockholders" below for additional information.

        We will provide to any stockholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of our annual report on Form 10-K, as filed with the SEC for our fiscal year ended December 31, 2016. Any such request should be directed to Quentin R. Hicks, Senior Vice President, Finance & Investor Relations at 1000 Louisiana St., Suite 6700, Houston, Texas 77002, telephone number: (832) 538-0300. The annual report on Form 10-K for the fiscal year ended December 31, 2016 accompanying this proxy statement is not part of the proxy solicitation materials.

 OUR BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

        Our business and affairs are managed under the direction of our board of directors, or board. Our bylaws specify that we shall not have less than one nor more than fifteen directors, and our board currently has nine members. Under our amended and restated bylaws, as amended, or "bylaws," and our amended and restated certificate of incorporation, or "certificate of incorporation," each director holds office until the next annual meeting of stockholders at which such director's class stands for re-election and serves until the director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Our certificate of incorporation provides that our board is classified into three classes: Class A, Class B and Class C, each class having a three-year term of office.

        On July 27, 2016, the Company and certain of its subsidiaries filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware (the "Bankruptcy Court") to pursue a joint prepackaged plan of reorganization (the "Reorganization Plan"). On September 8, 2016, the Bankruptcy Court entered an order confirming the Reorganization Plan and on September 9, 2016, the Reorganization Plan became effective (the "Reorganization Plan Effective Date") and the Company emerged from chapter 11 bankruptcy. We refer to this transaction as the "Reorganization."

        In connection with the Reorganization and in accordance with the Reorganization Plan, upon the Reorganization Plan Effective Date, Floyd C. Wilson, William J. Campbell, James W. Christmas, Michael L. Clark, Thomas R. Fuller, Darryl L. Schall, Ronald D. Scott, Eric G. Takaha and Nathan W. Walton, were appointed as directors.. Our certificate of incorporation and bylaws, which were duly adopted pursuant to the Reorganization Plan, provide for a classified board divided into three (3) classes, with Class A initially consisting of two directors elected for a term expiring at the 2017 annual meeting of stockholders, Class B initially consisting of four directors elected for a term expiring at the 2018 annual meeting of stockholders, and Class C initially consisting of three directors elected for a term expiring at the 2019 annual meeting of stockholders, and each class subsequently serving for a term of three (3) years or until their successors are elected and qualified.

        Under Delaware law, stockholders of a corporation with a classified board may only remove a director "for cause" unless the certificate of incorporation provides otherwise. Our certificate of incorporation provides that any director may be removed, with or without cause, by a majority of the shares entitled to vote at an election of directors, other than the director designated by the Requisite Unsecured Noteholders (as defined in the Reorganization Plan), which may only be removed prior to the expiration of such director's initial term "for cause." The likely effect of the classification of the board and the limitations on the removal of directors is an increase in the time required for the stockholders to change the composition of the board. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of our board will need at least two annual meetings of stockholders to effect this change.

        The conversion of the Preferred Stock into common stock will occur automatically on or about April 6, 2017. If the automatic conversion of the Preferred Stock has not occurred by June 1, 2017, holders of the Preferred Stock, voting separately as a class, will be entitled to elect two additional members to our board of directors.

        As discussed more fully under "Proposal 1—Election of Directors," two of our current directors, Floyd C. Wilson and Thomas R. Fuller, have been nominated for re-election at the 2017 annual meeting because of the expiration of the term of their class, Class A, on our board. If Messrs. Wilson and Fuller each receive a majority of votes cast in favor of his continued service on the board, each will serve a three-year term expiring in 2020.

        The following table sets forth the names and ages of all of our current directors, the positions and offices with us held by such persons, the years in which their current terms as directors expire and the length of their continuous service as a director:

Name	Director Since	Age	Position	Expiration of Term
Floyd C. Wilson	Feb. 2012	70	Chairman of the Board, Chief Executive Officer and President	2017
William J. Campbell	Sep. 2016	58	Director	2018
James W. Christmas	Feb. 2012	69	Lead Director	2018
Michael L. Clark	Sep. 2016	45	Director	2018
Thomas R. Fuller	Feb. 2012	69	Director	2017
Darryl L. Schall	Sep. 2016	56	Director	2019
Ronald D. Scott	Sep. 2016	58	Director	2018
Eric G. Takaha	Sep. 2016	50	Director	2019
Nathan W. Walton	Sep. 2016	39	Director	2019

        Floyd C. Wilson has served as Chairman, Chief Executive Officer and President since February 2012. Mr. Wilson served as Chairman of the Board and Chief Executive Officer of Petrohawk Energy Corporation from May 2004 until BHP Billiton acquired Petrohawk in August 2011. Mr. Wilson also served as President of Petrohawk from May 2004 until September 2009. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation in 1987, where he served as Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998. Mr. Wilson's qualifications to serve on the board include his role as the Company's Chief Executive Officer and President, his extensive technical experience and wealth of knowledge in the energy industry as well as his many years of service in a leadership role, as a director, chief executive officer and president of oil and natural gas exploration and production companies provide significant contributions to the Company's board.

        William J. Campbell has served as a director since the Reorganization in September 2016 and currently serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Campbell is the Managing Director and Co-owner of CB Energy, LLC, an independent oil and gas exploration company founded in 1997. He has over thirty two years of experience in the legal, investment and energy industries with a diverse background in management, finance, legal, land and marketing. Since 2006, Mr. Campbell has served as owner and managing director of PPPCo-CB Energy, LLC, a Houston, Texas-based private oil and gas exploration and production company. From 1991 to 1996, Mr. Campbell served as Principal, Vice President and Corporate Counsel of Houston, Texas-based Fremont Energy Corporation, a Bechtel Family company, where Mr. Campbell managed the company's domestic and international energy asset portfolio and directed the company's commercial, banking, and legal activities, and from 1985 through 1991, Mr. Campbell served as Counsel and Manager for Bechtel Investments, Inc. in Houston, Texas, managing its oil and gas marketing and land/legal operations. Mr. Campbell was also the first representative of Bechtel in the J.P. Morgan Corporate Finance Program, New York, New York (1988). In addition, Mr. Campbell represented Bechtel's outside oil and gas interests by serving as a Director on the board of directors of BecField Drilling Services, the then largest independent horizontal and directional drilling company in the United States, CurveDrill, Inc. and PetroSource Corporation, a refining and marketing company with annual revenues over $500 million. Mr. Campbell started his professional career at the Houston, Texas law firm of Reynolds, Allen & Cook. Mr. Campbell has a Doctorate of Jurisprudence (J.D.) and holds a Bachelor of Business Administration

Degree (BBA) in Petroleum Land Management/Finance from the University of Texas in Austin, Texas. Mr. Campbell is active in community and civic affairs. His service includes: The Kinkaid School Board of Trustees of Houston since 2007, and its Advancement, Finance & Building Committees since 2002; the Board of Directors of the Houston Country Club from 2005 to 2007; the Institute for Molecular Medicine as a Founding Trustee and Scientific Advisory Board Member since 2001; the Development Board of the University of Texas Health Science Center since 1991- Chair Emeritus 2002-2003; the Advisory Boards of Tanglewood Bank, NA and the Amegy Bank of Texas, N.A. since 1998; the Endowment Board, Jr. Warden and Senior Council Representative of St. Martin's Episcopal Church since 2004; the Board of Directors and Treasurer of the Daniel and Edith Ripley Foundation since 2005; the Board of Directors of the Bayou City Pump Inc. since 2010; the Board of Directors of Erin Energy Corporation and its Audit and Compensation Committees since 2011; the Advance Team Board of M.D. Anderson since 2005; the Texas Children's Hospital Individuals Committee since 2005; the Memorial Hermann System Board of Directors and its Finance and Chairman-Governance Committees and Memorial Hermann Foundation since 2011 and a Member of the Texas Bar Association. Mr. Campbell's qualifications to serve on the board include over thirty years of experience in the legal, investment and energy industries, management of domestic and international energy asset portfolios and extensive professional background provide valuable contributions to the Company's board of directors.

        James W. Christmas has served as a director since February 2012 and currently serves as Lead Independent Director, a position he has held since January 2015, as Chairman of the Audit Committee and as a member of the Compensation Committee. Mr. Christmas began serving as a director of Petrohawk Energy Corporation on July 12, 2006, effective upon the merger of KCS Energy, Inc. ("KCS") into Petrohawk. He continued to serve as a director, and as Vice Chairman of the Board of Directors, for Petrohawk until BHP Billiton acquired all of Petrohawk in August 2011. He also served on the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Christmas served as a member of the Board of Directors of Petrohawk, a wholly-owned subsidiary of BHP Billiton, and as chair of the Financial Reporting Committee of such board until September 2014. He also serves on the Advisory Board of the Tobin School of Business of St. John's University. Mr. Christmas serves as a director of Rice Energy, as chairman of its audit committee and a member of its compensation committee, and as a director, chairman of the audit committee and a member of the nominating committee of Yuma Energy. He served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into Petrohawk. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries ("NUI"), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors. Mr. Christmas's qualifications to serve on the board include his experience as an executive, service as a director and committee member combined with his extensive audit, accounting and financial reporting experience provide significant contributions to the Company's board.

        Michael L. Clark has served as a director since the Reorganization in September 2016 and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee. Mr. Clark is a Chartered Financial Analyst (CFA) Charterholder with over seventeen years of investing experience focusing on basic materials and oilfield services and equipment equities. Mr. Clark was a Retired Partner of SIR Capital Management, LLC from 2014 until his departure in 2016 and from 2008 to 2013 served as a Portfolio Manager and Partner. Prior to that, Mr. Clark valued energy equities as a Portfolio Manager at Satellite Asset Management, LLC from 2005 to 2007 and as an Equity Research Analyst at SAC Capital Management, LLC from 2003 to 2005 and at Merrill Lynch from 1997 to 2002. Mr. Clark began his career at Deloitte & Touche, LLP, progressing to

Senior Auditor within its Securities Industry Auditing Group and is a Certified Public Accountant licensed in New York State. He graduated cum laude from the University of Pennsylvania with a Bachelor of Arts in Economics and earned a Masters of Business Administration in Finance and Economics with Distinction (Top 10%) from New York University's Stern School of Business. Mr. Clark's qualifications to serve on the board include his wealth of accounting, financial and investment knowledge and experience in the energy industry provide significant contributions to the Company's board.

        Thomas R. Fuller has served as a director since February 2012 and currently serves as Chairman of the Reserves Committee and as a member of the Nominating and Corporate Governance Committee. Mr. Fuller served as a director at Petrohawk Energy Corporation from March 6, 2006 until BHP Billiton acquired Petrohawk in August 2011. Mr. Fuller served on Petrohawk's Reserves Committee and was the Chairman of the Nominating and Corporate Governance Committee. Since December 1988, Mr. Fuller has been a principal of Diverse Energy Management Co. (or related "Diverse" companies), a private upstream acquisition, drilling and production company which also invests in other energy-related companies. Mr. Fuller has earned degrees from the University of Wyoming and the Louisiana State University School of Banking of the South and is a Registered Professional Engineer in Texas. He has 48 years of experience as a petroleum engineer, specializing in economic and reserves evaluation. He has served as an employee, officer, partner or director of various companies, including ExxonMobil, First City National Bank, Hillin Oil Co., Diverse Energy Management Co. and Rimco Royalty Partners. In February 2015, Mr. Fuller became a director of Azure Midstream Partners LP and serves as a member of its Audit Committee. Mr. Fuller also serves as a director of privately held Azure Midstream Holdings. Mr. Fuller also has extensive experience in energy-related merger and acquisition transactions, having generated and closed over 90 producing property acquisitions during his career. As a primary lending officer to many independent energy companies, Mr. Fuller has extensive experience in analyzing and evaluating financial, business and operational strategies for energy companies. Mr. Fuller's qualifications to serve on the board include decades of petroleum engineering, energy-related acquisitions and analytical experience and experience in energy company reserve evaluations provide significant contributions to the Company's board.

        Darryl L. Schall has served as a director since the Reorganization in September 2016 and currently serves as a member of the Nominating and Corporate Governance Committee. Mr. Schall is currently an advisor to Ares Management LLC. Mr. Schall previously served as a Partner and Portfolio Manager in the Ares Private Equity Group, where he was responsible for managing Ares' special situations strategy until his retirement in January 2017. Prior to joining Ares in 2009, Mr. Schall worked at Tudor Investment Corporation, where he focused on managing distressed and high yield investments. Previously, Mr. Schall was a Managing Director and Director of High Yield Research at Trust Company of the West, where he focused on managing portfolios of distressed and high yield debt. In addition, Mr. Schall was a Senior Research Analyst and Senior Vice President at Dabney/Resnick & Wagner, Inc., a boutique investment firm specializing in high yield and distressed debt. Previously, Mr. Schall was an Investment Banking Associate of the Corporate Finance Department of Drexel Burnham Lambert Inc. and was a Supervising Senior Accountant with KPMG Peat Marwick. Mr. Schall holds a B.A., cum laude, from the University of California, Los Angeles, in History and an M.B.A. from the University of Chicago. Mr. Schall also is a Certified Public Accountant. Mr. Schall's qualifications to serve on the board include his vast experience managing investment portfolios and extensive knowledge financial and accounting matters provide valuable contributions to the Company's board.

        Ronald D. Scott has served as a director since the Reorganization in September 2016 and currently serves as a member of the Reserves Committee. Mr. Scott has over thirty years oil and gas industry experience. Most recently, from 2013 to 2016, Mr. Scott served as President and CEO of True Oil Company, a private equity backed oil and gas firm. Prior to that, from 1996 to 2012, he served as President and Chief Operating Officer of Midland, Texas-based Henry Petroleum and its successor companies, Henry Resources and HPC Energy. During this time, Mr. Scott successfully led the sale and re-start of multiple companies. Beginning his career with Exxon Corporation, from 1983 to 1995, Mr. Scott held various supervisory and managerial assignments in Engineering, Operations, Planning and Financial Accounting and Reporting. In addition to the Permian Basin, he had assignments covering operational areas in the Gulf Coast/Gulf of Mexico region, California and the Rocky Mountains. Mr. Scott was the Technical Manager for Exxon's multi-billion dollar onshore operations in the Western United States and prior to joining Henry Petroleum. Mr. Scott serves as a Director of Blackbrush Oil and Gas and Pardus Oil and Gas and as the Vice President of the Board of the Henry Foundation, a founding member of Educate Midland and on the Chamber of Commerce. Mr. Scott holds Master and Bachelor of Science degrees in Engineering from New Mexico State University and is a Registered Petroleum Engineer in the State of Texas. Mr. Scott's qualifications to serve on the board include his more than thirty years in the oil and gas industry, leadership experience and technical expertise as a petroleum engineer provide significant contributions to the Company's board.

        Eric G. Takaha has served as a director since the Reorganization in September 2016 and currently serves as a member of the Audit Committee. Prior to his retirement in 2016, Mr. Takaha served as a Portfolio Manager, Senior Vice President and Director of the Corporate and High Yield Group at Franklin Templeton Investments. He also served as a member of the firm's Fixed Income Policy Committee, which helped guide investment strategies for multi-sector fixed income accounts. At Franklin Templeton Investments, Mr. Takaha managed multiple fixed income portfolios, with a focus on those with corporate credit investments, as well as overseeing and directing the firm's group of high yield and investment grade credit analysts as they formulated investment recommendations. He originally joined Franklin Templeton Investments in 1989, and served as a research analyst covering a number of different industries. Mr. Takaha currently serves as Treasurer and on the Board of the Redwood City Educational Foundation, on the Finance Committee for Make A Wish (San Francisco), on the Investment Sub-Committee for Catholic Charities (San Francisco) and as a mentor in the Friends for Youth organization. He received his B.S. from the University of California Berkeley in 1989 and his M.B.A from Stanford University in 1996. Mr. Takaha is a Chartered Financial Analyst (CFA) Charterholder since 1993 and serves as a member of the CFA Society of San Francisco, the CFA Institute and the Standard Business School Alumni Association. Mr. Takaha's qualifications to serve on the board include his extensive experience overseeing investment strategies, expertise in financial matters and knowledge of financial markets provide valuable contributions to the Company's board.

        Nathan W. Walton has served as a director since the Reorganization in September 2016 and currently serves as a member of the Reserves Committee. Mr. Walton is a Partner in the Ares Private Equity Group and joined the firm in 2006. Additionally, he serves on the Investment Committee for Ares EIF funds. Mr. Walton has experience managing investments in, and serving on the Boards of Directors of, companies operating in various industries, including in the oil and natural gas exploration and production industry. Currently, Mr. Walton serves on the Boards of Directors of Clayton Williams Energy, Inc. and the parent company of BlackBrush Oil & Gas, L.P. Mr. Walton holds a B.A. from Princeton University in Politics and an M.B.A. from the Stanford Graduate School of Business. Mr. Walton's qualifications to serve on the board include his vast knowledge of the oil and natural gas exploration and production industry, his directorship experience and investment expertise in the energy industry provide significant contributions to the Company's board.

Meetings of Our Board of Directors and Committees of the Board

        Our board of directors has the responsibility for establishing our broad corporate policies and for our overall performance. However, the board is not involved in our day-to-day operations. The board is kept informed of our business through discussions with our Chairman, Chief Executive Officer and President and other officers, by reviewing analyses and reports provided to it on a regular basis, and by participating in board and committee meetings. Our board held eleven (11) meetings during 2016, including telephonic meetings, and acted by unanimous written consent seven (7) times, and each director, with the exception of Mr. Walton, attended at least 75% of the total meetings of the board and the committee(s) on which such director serves during the period that such director served as a director or on such committee(s).

        Our board currently has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Reserves. Actions taken by our committees are reported to the full board. Each committee conducts an annual evaluation of its duties and is expected to conduct an annual review of its charter and also has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisers as that committee determines to be appropriate.

        Audit Committee.    The members of our Audit Committee are James W. Christmas, Michael L. Clark and Eric G. Takaha, with Mr. Christmas serving as the chairman. Our board has determined that all members of our Audit Committee are financially literate within the meaning of SEC rules, under the current listing standards of the NYSE and in accordance with our audit committee charter. Our board has also determined that all members of the Audit Committee are independent, within the meaning of SEC and NYSE regulations for independence for audit committee members, under our corporate governance guidelines, and in accordance with our audit committee charter. The board has also determined that each member of the Audit Committee is an "audit committee financial expert" (as defined under SEC rules) because each possesses: (i) an understanding of generally accepted accounting principles in the United States of America and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Each of Messrs. Christmas, Clark and Takaha has acquired these attributes by his educational background and by having held various positions that provided relevant experience, as described in his biographical information under "Our Board of Directors and Its Committees—The Board of Directors" above.

        The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and related legal and regulatory compliance. The Audit Committee annually considers the qualifications and evaluates the performance of our independent auditor and selects and engages our independent auditor. The Audit Committee meets quarterly with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee's duties. The Audit Committee reviews the plans for and the results of audits for us and our subsidiaries. The Audit Committee reviews the independence of the independent auditor, and considers and authorizes the fees for both audit and non-audit services provided by the independent auditor. In 2016, our Audit Committee held four (4) meetings.

        The written charter of the Audit Committee adopted by our board is available on our website at www.halconresources.com.

        Compensation Committee.    The members of our Compensation Committee are William J. Campbell, James W. Christmas and Michael L. Clark, with Mr. Campbell serving as the chairman. Our board has determined that each member of the Compensation Committee meets the NYSE standards for independence, and is a "non-employee director" as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and meets the enhanced independence requirements set forth in Rule 10C-1 under the Exchange Act.

        The Compensation Committee is entrusted with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers (our Chief Executive Officer and President, each executive vice president, and each senior vice president). The Compensation Committee also administers our 2016 Long-Term Incentive Plan (the "2016 Plan"), and approves restricted stock, stock option, and performance awards and other stock-based grants for our executive officers. In 2016, our Compensation Committee held six (6) meetings, including telephonic meetings and acted by unanimous written consent one (1) time.

        Our Compensation Committee engaged Longnecker & Associates, Inc. ("Longnecker"), an outside independent compensation consulting firm, to assist the board and the Compensation Committee in crafting our total compensation program for our executive officers for 2016 and to assist the board in determining compensation for our non-employee directors. In connection with its engagement, Longnecker was tasked with, among other things, making recommendations to the Compensation Committee regarding an appropriate compensation peer group, assisting the Compensation Committee in establishing a competitive executive compensation program and making recommendations and providing analysis regarding the compensation of our executive officers, including the named executive officers, discussed below under the heading "Executive Compensation."

        The written charter of the Compensation Committee adopted by our board is available on our website at www.halconresources.com.

        Nominating and Corporate Governance Committee.    The members of our Nominating and Corporate Governance Committee are William J. Campbell, Michael L. Clark, Thomas R. Fuller and Darryl L. Schall, with Mr. Clark serving as the chairman. Our board has determined that all members of the Nominating and Corporate Governance Committee are independent pursuant to the NYSE rules, under our corporate governance guidelines, and in accordance with our nominating and corporate governance committee charter.

        Our Nominating and Corporate Governance Committee is responsible for identifying qualified candidates to be presented to our board of directors for nomination as directors, ensuring that our board of directors and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. The Nominating and Corporate Governance Committee may consider candidates for our board of directors from any reasonable source, including a search firm engaged by the Nominating and Corporate Governance Committee, recommendations of the board of directors, management or, in accordance with the procedures set forth in our bylaws, our stockholders. In 2016, our Nominating and Corporate Governance Committee held four (4) meetings, including telephonic meetings and acted by unanimous written consent three (3) times.

        The written charter of the Nominating and Corporate Governance Committee adopted by our board is available on our website at www.halconresources.com.

        Reserves Committee.    The members of our Reserves Committee are Thomas R. Fuller, Ronald D. Scott and Nathan W. Walton, with Mr. Fuller serving as the chairman. Our Reserves Committee is composed solely of non-employee directors who are independent under our corporate governance guidelines and in accordance with our reserves committee charter. Our Reserves Committee assists our board with oversight in the preparation by independent petroleum engineers of annual and any special reserve reports and/or audits of the estimated amounts of our consolidated hydrocarbon reserves and related information. The Reserves Committee selects, engages and determines funding for the independent petroleum engineers who evaluate our hydrocarbon reserves and also determines their independence from the Company in accordance with, among other things, the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. In 2016, our Reserves Committee held five (5) meetings, including telephonic meetings.

        The written charter of the Reserves Committee adopted by our board is available on our website at www.halconresources.com.

Corporate Governance Matters

        Corporate Governance Web Page and Available Documents.    We maintain a corporate governance page on our website at www.halconresources.com where you can find the following documents:

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  our Corporate Governance Guidelines;

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  our Code of Ethics for the Chief Executive Officer and Senior Financial Officers;

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  our Code of Conduct;

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  our Amended and Restated Insider Trading Policy;

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  our Regulation FD Policy;

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  our Amended and Restated Equity-Based Incentive Grant Policy; and

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  charters of our Audit, Compensation, Nominating and Corporate Governance, and Reserves Committees.

        Notwithstanding any reference to our website contained in this proxy statement, the information you may find on our website is not part of this proxy statement. We will also provide a printed copy of these documents, without charge, to stockholders who request copies in writing from Quentin R. Hicks, Senior Vice President, Finance & Investor Relations, Halcón Resources Corporation, 1000 Louisiana St., Suite 6700, Houston, Texas 77002.

        Director Independence.    The current listing standards of the NYSE require our board to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each annual meeting of our stockholders. The board, on February 28, 2017, affirmatively determined that each of Messrs. Campbell, Christmas, Clark, Fuller, Schall, Scott, Takaha and Walton is an "independent director" under the guidelines described below and the independence rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual.

        In connection with its assessment of independence, our board reviewed information regarding relevant relationships, arrangements or transactions between the Company and each director or parties affiliated with such director. Our board has established the following standards for determining director independence in our corporate governance guidelines:

        A majority of the directors on our board must be "independent." No director qualifies as "independent" unless the board affirmatively determines that the director has no "material relationship" with Halcón, either directly, or as a partner, shareholder or officer of an organization that has a relationship with Halcón. A "material relationship" is a relationship that the board determines, after a consideration of all relevant facts and circumstances, compromises the director's independence from management. Our board's determination of independence must be consistent with all applicable requirements of the NYSE, the SEC, and any other applicable legal requirements. Our board may adopt specific standards or guidelines for independence in its discretion from time to time, consistent with those requirements. As set forth in the NYSE Listed Company Manual Section 303A.02, our board must consider the following factors that preclude a finding by the board of a member's or prospective member's "independence" from Halcón:

          1.     A director who is, or who has been within the last three years, an employee of Halcón (including in each case subsidiaries or parent entities in a consolidated group), or an immediate family member who is, or has been within the last three years, an executive officer, of Halcón;

          2.     A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Halcón, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that, compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test, and compensation received by an immediate family member for service as an employee of Halcón need not be considered in determining independence under this test;

          3.     (A) A director is a current partner or employee of a firm that is Halcón's internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in Halcón's audit; or (D) a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Halcón's audit within that time;

          4.     A director or an immediate family member who is, or who has been within the last three years, employed as an executive officer of another company where any of Halcón's present executive officers at the same time serves or served on that company's Compensation Committee;

          5.     A director who is a current employee, or an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Halcón for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000, or 2% of such other company's consolidated gross revenues;

          6.     Whether the director has any other relationship with Halcón, either directly or as a partner, shareholder or officer of an organization that has a relationship with Halcón; and

          7.     Whether the director is aware of any other relationships that could potentially interfere, or could appear to interfere, with his exercise of independent judgment in carrying out the responsibilities of a director, including (i) any transaction, arrangement or relationship, in the last fiscal year, involving the director, including any family members, and any other officer or director of Halcón; or (ii) any other relationship with Halcón, either directly or as a shareholder, executive officer or partner or an organization that has such a relationship, including any relationships with charitable, educational, political or other not-for-profit organizations.

        For purposes of determining "independence" of a director based on the tests set forth above, among other things, the following applies:

          A.    In applying the test in paragraph 5 above, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between Halcón and the director or immediate family member's current employer; Halcón is not required to consider former employment of the director or the immediate family member.

          B.    For purposes of paragraph 5 above, contributions to tax exempt organizations are not considered "payments," although Halcón still considers the "materiality" of any such relationship in determining the "independence" of a director.

          C.    For purposes of determining "independence," an "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares such person's home, and does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

        Our corporate governance guidelines set forth our policy with respect to qualifications of the members of the board, the standards of director independence, director responsibilities, board meetings, director access to management and independent advisors, director orientation and continuing education, director compensation, Chairman and CEO dual responsibilities, management evaluation and succession, annual performance evaluation of the board, and executive sessions.

        Nomination Process.    The Nominating and Corporate Governance Committee will consider stockholder nominees for election as directors. Any stockholder nominations must be received by us not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Nominations should be delivered to the Nominating and Corporate Governance Committee at the following address: Halcón Resources Corporation Nominating and Corporate Governance Committee, c/o Halcón Resources Corporation, Attention: Corporate Secretary, 1000 Louisiana St., Suite 6700, Houston, Texas 77002. The stockholder's nomination notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment and business experience of the person for at least the previous five years; (c) the class and number of shares of our capital stock which are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice: (a) the name and record address of the stockholder; and (b) the class and number of shares of our capital stock beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

        In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principles that each director should be an individual of high character and integrity and have:

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  independence;

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  wisdom;

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  an understanding and general acceptance of our corporate philosophies;

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  business or professional knowledge and experience that can address our challenges and opportunities, and contribute meaningfully to the deliberations of our board of directors;

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  a proven record of accomplishment with an excellent organization;

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  an inquiring mind;

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  a willingness to speak one's mind;

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  an ability to challenge and stimulate management; and

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  a willingness to commit time and energy to our business affairs.

        In addition to considering possible candidates for election as directors, the Nominating and Corporate Governance Committee may, in its discretion, review the qualifications and backgrounds of existing directors and other nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our board, and recommend the slate of directors to be nominated for election at the ensuing annual meeting of stockholders. Currently, we do not employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

        The charter of our Nominating and Corporate Governance Committee provides that the committee will evaluate our corporate governance effectiveness and recommend such revisions as it deems appropriate to improve our corporate governance. The areas of evaluation may include such matters as the size and independence requirements of our board, board committees, management succession and planning, and regular meetings of our non-employee directors without management in executive sessions.

        The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for nomination to our board in connection with this year's annual meeting. The Nominating and Corporate Governance Committee has recommended Messrs. Wilson and Fuller, who are current Class A directors, for re-election as the term of their class is expiring on our classified board.

        Board Diversity.    Our board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our nominating and corporate governance committee charter, however, requires the committee to review the composition of the board as a whole and recommend, if necessary, measures to be taken so that our board not only contains the required number of independent directors, but also reflects the balance of knowledge, experience, skills, expertise, integrity, analytical ability and diversity as a whole that the committee deems appropriate. This review includes an assessment as to our board's current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements.

        Leadership Structure.    Our board currently combines the role of Chairman with the role of Chief Executive Officer, or CEO, and maintains a separate empowered lead independent director position ("Lead Director") to further strengthen our governance structure. Our board believes this provides an efficient and effective leadership model for Halcón. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy while reducing the potential for fractured leadership that can undermine successful implementation of policy.

        Our board believes that the Company is strengthened by the chairmanship of Mr. Wilson, who provides strategic, operational and technical expertise, vision and a proven ability to lead the Company. Our board believes that, under present circumstances, the interests of the Company and its stockholders are best served by the leadership and direction of Mr. Wilson as Chairman, CEO and President. Our board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate.

        Mr. James W. Christmas, who is an independent and non-management director, has served as our Lead Director since January 21, 2015. A Lead Director is elected annually by our board and serves as a key component of our governance structure, subject to oversight by the independent members of our board. The Lead Director's responsibilities and authority generally include:

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  presiding over all executive sessions of the independent directors and all other board meetings at which the Chairman is not present;

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  calling special meetings of the independent directors when necessary and appropriate;

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  coordinating the agenda for, and moderating sessions of, the board's independent directors;

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  serving as a liaison between the Chairman and the independent directors;

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  consulting with the Chairman regarding specific agenda items and additional materials for board meetings suggested by independent board members;

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  approving the scheduling of regular and, where feasible, special meetings of the board to ensure that there is sufficient time for discussion of all agenda items;

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  facilitating communications among the other members of the board;

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  consulting with the chairs of the board committees and soliciting their participation to avoid diluting their authority or responsibilities; and

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  performing other duties as the board may from time to time delegate.

        Our corporate governance guidelines currently provide that non-management directors must meet at regularly scheduled executive sessions without management. Mr. Christmas, as Lead Director, presided over the executive sessions of our non-management directors during 2016. During 2016, our non-management directors held four (4) executive sessions without management present, and Mr. Christmas presided over each executive session.

        Risk Oversight.    It is the job of our CEO and President, Chief Financial Officer, Chief Legal Officer, and other members of our senior management to identify, assess, and manage our exposure to risk. In conjunction with our risk oversight program, senior management has retained outside consultants to assist in identifying, assessing, analyzing and developing plans to mitigate enterprise risks. Our board plays an important role in overseeing management's performance of these functions. Our board has approved the audit committee charter, which lists the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements. The Audit Committee is also required to discuss with management and review the mechanisms, guidelines and policies that govern the processes by which risk assessment and management are undertaken.

        Each of the board's other committees also oversees the management of risks that fall within such committee's area of responsibility. Our Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our CEO and President and other executive officers, reviews management development and determines compensation structure and amounts. Our Nominating and Corporate Governance Committee focuses on issues and risks relating to board composition, leadership structures, succession planning and corporate governance matters. The focus of our Reserves Committee is on the integrity of the process of selecting our independent petroleum engineers and whether reports prepared by our independent petroleum engineers are prepared in accordance with the accepted or required petroleum engineering standards.

        Our board receives reports from its committees regarding the risks considered in their respective areas to ensure that our board has a broad view of our strategy and overall risk management process. In performing its risk oversight function, each committee has full access to management, as well as the ability to engage advisors. Each committee's charter is available on our website at www.halconresources.com.

        Communications with Directors.    Our board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our board, to any committee of our board, to the Lead Director, or to any director in particular to: c/o Halcón Resources Corporation, Attention: Corporate Secretary, 1000 Louisiana St., Suite 6700, Houston, Texas 77002. Any correspondence addressed to our board, to any committee of our board, to the Lead Director, or to any one of the directors in care of our offices is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.

        Directors' Attendance at Stockholder Meetings.    Our corporate governance guidelines provide that our directors are encouraged, but not required, to attend annual meetings of our stockholders. None of our directors attended the 2015 annual meeting of stockholders, our last annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Charter of Aircraft.    In the ordinary course of its business, Halcón occasionally charters private aircraft from unaffiliated air charter companies. Floyd C. Wilson, Halcón's Chairman, CEO and President, indirectly owns an aircraft which is managed by an independent air charter company unaffiliated with both Mr. Wilson and Halcón. The Company occasionally charters private aircraft, including the aircraft owned indirectly by Mr. Wilson, from this company. The aircraft in the air charter company's fleet, including the aircraft indirectly owned by Mr. Wilson, are available to the public for charter based upon a standard fee schedule established by the air charter company, with the fees dependent primarily upon the type and size of the aircraft utilized and the duration of the flight. During 2016, Halcón paid a total of approximately $0.5 million to the air charter company that manages Mr. Wilson's aircraft, all of which was related to the use of the aircraft indirectly owned by Mr. Wilson. Because the air charter company establishes fees for the use of the aircraft in its fleet, Mr. Wilson does not receive any greater benefit from Halcón's charter of the aircraft indirectly owned by him than he does if any third party were to charter those aircraft. Any fees related to the charter of the aircraft are paid to the air charter company, which deducts from revenues received from charter customers a variety of expenses incidental to use of the aircraft (such as personnel, fuel and commissions) and recurring charges (such as for inspections, maintenance, storage and service).

        The use of charter and Company-owned aircraft by Company personnel is governed by Halcón's Aircraft Policy. Our policies do not require that a special committee of Halcón's independent directors approve the use of aircraft chartered through an unaffiliated air charter company that independently establishes the amount charged under arrangements that otherwise comply with our Aircraft Policy.

RELATED PARTY TRANSACTION REVIEW POLICIES AND PROCEDURES

        A transaction or series of similar transactions to which we are a party in which the amount involved exceeds $120,000 and involves a director, executive officer, 5% stockholder or any immediate family members of these persons is evaluated by a special committee of disinterested directors formed by our board to evaluate such transactions. In addition, our Code of Conduct provides that every employee should disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to upper management or the Audit Committee. The Company's Code of Conduct can be found on Halcón's website located at www.halconresources.com. The Audit Committee has the authority to evaluate any such conflicts of interest and recommend actions to be taken by our board in connection with such conflicts of interest or to report the existence of any such conflicts of interest to the full board for it to take action.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our voting securities to file certain reports with the SEC concerning their beneficial ownership of our equity securities. The SEC's regulations also require that a copy of all such Section 16(a) forms filed must be furnished to us by the executive officers, directors and greater than 10% stockholders. To our knowledge based solely on a review of copies of reports filed under Section 16(a) during the 2016 fiscal year and furnished to us, our directors, executive officers and holders of 10% or more of our shares timely filed reports required by Section 16(a).

 CODE OF CONDUCT AND CODE OF ETHICS

        The Company's Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found on Halcón's website located at www.halconresources.com. Any stockholder may request a printed copy of such materials by submitting a written request to Halcón's Corporate Secretary. If Halcón amends the Code of Ethics or grants a waiver, including an implicit waiver, from the Code of Ethics, Halcón will disclose the information on its website. The waiver information will remain on the website for at least twelve months after the initial disclosure of such waiver.

MANAGEMENT

        The following table sets forth the names and ages of all of our executive officers, the positions and offices with us currently held by such persons and the months and years in which continuous service began:

Name	Executive Officer Since	Age	Position
Floyd C. Wilson	Feb. 2012	70	Chairman of the Board, Chief Executive Officer and President
Stephen W. Herod	May 2012	58	Executive Vice President, Corporate Development
Mark J. Mize	Feb. 2012	45	Executive Vice President, Chief Financial Officer and Treasurer
David S. Elkouri	May 2012	63	Executive Vice President and Chief Legal Officer
Jon C. Wright	May 2012	47	Executive Vice President, Operations
Quentin R. Hicks	Aug. 2013	42	Senior Vice President, Finance and Investor Relations
Leah R. Kasparek	May 2012	47	Senior Vice President, Human Resources and Administration
Tina S. Obut	Feb. 2013	52	Senior Vice President, Corporate Reserves
Joseph S. Rinando, III	May 2012	45	Senior Vice President, Chief Accounting Officer and Controller

        Our executive officers are appointed to serve until the meeting of the board following the next annual meeting of stockholders and until their successors have been elected and qualified. The following paragraphs contain certain information about each of our executive officers other than Mr. Wilson, whose biographical information is included under the heading "Our Board of Directors and Its Committees—The Board of Directors" above.

        Stephen W. Herod has served as our Executive Vice President, Corporate Development since September 9, 2016, having previously served as our President since May 2012. Mr. Herod served as Executive Vice President-Corporate Development and Assistant Secretary of Petrohawk Energy Corporation from August 2005 until BHP Billiton acquired Petrohawk in August 2011. Mr. Herod served as Vice President—Corporate Development of Petrohawk from May 2004 until August 2005. Prior to joining Petrohawk, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He served as Executive Vice President—Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod served as a director of 3TEC from July 1997 until January 2002. Mr. Herod served as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President—Corporate Development of 3TEC. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC's predecessor in June 1997. He joined Shore's predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company

employed Mr. Herod as a financial analyst. Mr. Herod has a Bachelor of Science degree in finance and management from Oklahoma State University.

        Mark J. Mize has served as Executive Vice President, Chief Financial Officer and Treasurer since February 2012. Mr. Mize served as Executive Vice President—Chief Financial Officer and Treasurer of Petrohawk Energy Corporation from August 2007 until BHP Billiton acquired Petrohawk in August 2011. Mr. Mize served as the Chief Ethics Officer and Insider Trading Compliance Officer for Petrohawk until June 2009. Additionally, he served as Vice President, Chief Accounting Officer and Controller at Petrohawk from July 2005 until August 2007. Mr. Mize first joined Petrohawk in November 2004 as Controller. Prior to working at Petrohawk, Mr. Mize was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. Mr. Mize is a Certified Public Accountant and has a Bachelor degree in Accounting from the University of Houston.

        David S. Elkouri has served as Executive Vice President and Chief Legal Officer since April 2014. Mr. Elkouri served as Executive Vice President, General Counsel from May 2012 to April 2014. Mr. Elkouri served as Executive Vice President—General Counsel and Secretary of Petrohawk Energy Corporation from 2007 until BHP Billiton acquired Petrohawk in August 2011. He also served as Chief Ethics Officer and Insider Trading Compliance Officer of Petrohawk. From 2004 to 2007, he served as lead outside counsel for Petrohawk. Prior to that, Mr. Elkouri served as lead outside counsel for 3TEC Energy Corporation from 1999 to 2003. He also served as lead outside counsel for Hugoton Energy Corporation from 1994 to 1998. Mr. Elkouri is a co-founder of Hinkle Law Firm LLC where he practiced for 20 years prior to joining Petrohawk. Mr. Elkouri is a graduate of the University of Kansas School of Law where he served as a Research Editor of the Kansas Law Review.

        Jon C. Wright has served as Executive Vice President, Operations since September 2016. Mr. Wright served as Senior Vice President, Operations from December 2014 to September 2016 and as Vice President, Operations from May 2012 to December 2014. Mr. Wright served as W. Rockies Operations Manager at Newfield Exploration from 2009 until 2012. Mr. Wright also served as Lead, Production for W. Oklahoma and Lead Drilling for Woodford Shale from 2005 until 2009. Prior to that, Mr. Wright was a Senior Drilling Engineer at BP from 2004 to 2005. He also served as Drilling Engineer from 2001 to 2004. From 1997 to 2001, he held various drilling positions for Conoco. Mr. Wright has a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Master of Business Administration degree from Rice University.

        Quentin R. Hicks has served as Senior Vice President, Finance and Investor Relations since January 2016. Mr. Hicks served as Vice President, Finance from August 2013 to January 2016. Mr. Hicks initially joined Halcón as Director of Financial Planning in August 2012 after GeoResources merged with Halcón. While with GeoResources, Mr. Hicks served as Director of Acquisitions and Financial Planning from 2011 to 2012. From 2004 to 2011, he worked in investment banking with Bear Stearns, Sanders Morris Harris and most recently Madison Williams, where he was a Director in their energy investment banking practice. Prior to that, Mr. Hicks worked as Manager of Financial Reporting for Continental Airlines. He began his career in 1998 working as an auditor for Ernst and Young LLP. Mr. Hicks graduated from Texas A&M University with a Bachelor of Business Administration and a Master of Science degree in accounting. In addition, he holds a Masters of Business Administration degree in finance from Vanderbilt University. Mr. Hicks is a Certified Public Accountant.

        Leah R. Kasparek has served as Senior Vice President, Human Resources and Administration since December 2014. Ms. Kasparek served as Vice President, Human Resources from May 2012 to December 2014. Ms. Kasparek initially joined Halcón as Director of Human Resources in February 2012. Prior to joining Halcón, Ms. Kasparek held numerous HR leadership positions across multiple industries including oil and gas, utilities and manufacturing. Ms. Kasparek served as Director of Human Resources at

Southwestern Energy from 2009 to January 2012. She served as Vice President of Human Resources for CenterPoint Energy from 2004 until 2008. From 1996 to 2004, Ms. Kasparek was employed by Anheuser-Busch Companies and served as Vice President of Human Resources from 2001 until 2004. Ms. Kasparek has a Bachelor of Arts degree from the University of Southwestern Louisiana and a law degree from the University of Houston Law Center.

        Tina S. Obut has served as Senior Vice President, Corporate Reserves since December 2014. Ms. Obut served as Vice President, Corporate Reserves from February 2013 to December 2014. Ms. Obut served as Senior Manager of Petroleum Resources at BHP Billiton Petroleum from 2011 to 2012. Prior to that, she served as Senior Vice President, Corporate Reserves for Petrohawk Energy Corporation from 2006 until its sale to BHP Billiton in 2011. From 2004 to 2006, Ms. Obut served as Manager of Reservoir Engineering Evaluations at El Paso Production Company. In addition, she held various engineering, managerial and executive positions at Mission Resources, Ryder Scott Company and Chevron from 1989 to 2006. Ms. Obut has a Bachelor of Science degree in Petroleum Engineering from Marietta College, a Master of Science degree in Petroleum and Natural Gas Engineering from Penn State and a Master of Business Administration degree from the University of Houston. Ms. Obut is a Licensed Professional Engineer in the State of Texas (#82050).

        Joseph S. Rinando, III has served as Senior Vice President, Chief Accounting Officer and Controller since December 2014. Mr. Rinando served as Vice President and Chief Accounting Officer from May 2012 to December 2014. Mr. Rinando initially joined Halcón as Director of Finance in February 2012. Mr. Rinando served as Vice President and Chief Financial Officer of Wilson Industries, a Schlumberger company, from 2010 to 2012. Prior to joining Wilson, he served as Executive Vice President and Chief Financial Officer for Foxxe Energy Services, LLC, a private-equity owned international drilling rig contractor, from 2009 to 2010. Prior to Foxxe, Mr. Rinando served as Vice President and Corporate Controller of Smith International, Inc. from 2006 until 2009 and as Director of Financial Reporting from 2003 to 2006. From 1995 to 2003, he was in the Energy Practice of PricewaterhouseCoopers, LLP, most recently as an Audit Senior Manager, serving clients focused on exploration and production, natural gas transmission, power and utilities, petrochemicals and refining, and drilling. Mr. Rinando graduated Summa Cum Laude with a Bachelor of Business Administration degree in Accounting from Lamar University and is a Certified Public Accountant in the State of Texas.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following sets forth information regarding the beneficial ownership of our common stock as of March 14, 2017 by:

  •
  each person to be known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all of our current executive officers and directors as a group.

As of March 14, 2017, approximately 93 million shares of our common stock were outstanding. Unless otherwise noted, the mailing address of each person or entity named below is 1000 Louisiana St., Suite 6700, Houston, Texas 77002.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Franklin Resources, Inc.(2)	34,261,424	36.7%
Ares Management LLC(3)	18,357,256	19.7%
Tyrus Capital S.A.M.(4)	9,126,652	9.7%
Floyd C. Wilson(5)	1,160,149	1.2%
Stephen W. Herod(6)	275,353	*
Mark J. Mize(7)	269,553	*
William J Campbell(8)	17,264	*
James W. Christmas(9)	53,340	*
Michael L. Clark(10)	17,264	*
Thomas R. Fuller(11)	27,685	*
Darryl L. Schall(12)	—	*
Ronald D. Scott(13)	17,264	*
Eric G. Takaha(14)	17,264	*
Nathan W. Walton(15)	—	*
All directors and executive officers as a group (13 individuals)	2,616,147	2.8%

*
Less than 1%.

(1)
Unless otherwise indicated, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder. Shares of common stock that are not outstanding, but which a designated stockholder has the right to acquire within 60 days, are included in the number of shares beneficially owned by such stockholder and are deemed to be outstanding for purposes of determining the percentage of outstanding shares beneficially owned by such stockholder, but not for purposes of determining the percentage of outstanding shares beneficially owned by any other designated stockholder. In all instances where ownership of unvested restricted stock is reported below, the individual has the sole power to vote such shares but no investment power.

(2)
According to, and based solely upon, Schedule 13G/A filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (collectively, "Franklin") with the SEC on February 5, 2016. The business address for Franklin is One Franklin Parkway, San Mateo, CA 94403.

(3)
The business address of Ares Management LLC is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(4)
According to, and based solely upon, Schedule 13G/A filed by Tyrus Capital S.A.M. and Tony Chendraoui (collectively, "Tyrus") with the SEC on February 14, 2017. The business address for Tyrus is 4 Avenue Roqueville, Monaco, MC 98000.

(5)
Includes 465,625 shares of unvested restricted stock. Also includes 7,019 shares held in seventeen trusts for the benefit of Mr. Wilson's children and grandchildren, of which Mr. Wilson is the trustee and disclaims beneficial ownership of such shares. Does not include 6,583 shares held in three trusts for the benefit of Mr. Wilson's children, of which Mr. Wilson's wife is the trustee and he disclaims beneficial ownership of such shares.

(6)
Includes 121,875 shares of unvested restricted stock. Does not include 2,749 shares held in trusts for the benefit of Mr. Herod's minor children, of which Mr. Herod disclaims beneficial ownership of such shares and has no dispositive or voting power with respect to the shares held by such trusts.

(7)
Includes 121,875 shares of unvested restricted stock. 1,964 shares held by Mr. Mize are pledged.

(8)
The business address for Mr. Campbell is 820 Gessner, Suite 1460, Houston, TX 77024.

(9)
Does not include 177 shares of common stock held in three trusts for his children. Mr. Christmas has no dispositive or voting power with respect to the shares held by such trusts. The business address for Mr. Christmas is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, TX 77002.

(10)
The business address for Mr. Clark is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, TX 77002.

(11)
The business address for Mr. Fuller is 19500 SH 249, Suite 640, Houston, TX 77070.

(12)
The business address for Mr. Schall is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, TX 77002.

(13)
The business address for Mr. Scott is 1030 Andrews Highway, Suite 200, Midland, TX 79703.

(14)
The business address for Mr. Takaha is c/o Halcón Resources Corporation, 1000 Louisiana Street, Suite 6700, Houston, TX 77002.

(15)
The business address for Mr. Walton is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

EXECUTIVE COMPENSATION

        The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-K/A, 10-Q and 8-K filed with the SEC. For the purposes of our discussion, our named executive officers for 2016 are:

Name	Title
Floyd C. Wilson	Chairman of the Board, Chief Executive Officer and President (our principal executive officer)
Stephen W. Herod	Executive Vice President, Corporate Development
Mark J. Mize	Executive Vice President, Chief Financial Officer and Treasurer (our principal financial officer)

Our Compensation Policies and Process

  Our Compensation Committee

        Our compensation programs for senior management are overseen by the Compensation Committee of our board. The Compensation Committee is composed entirely of independent directors. Until the Reorganization Plan Effective Date, our Compensation Committee consisted of Michael A. Vlasic (Chairman), Tucker S. Bridwell, Daniel A. Rioux and Mark A. Welsh IV. From and after the Reorganization Plan Effective Date, our Compensation Committee consisted of William J. Campbell (Chairman), James W. Christmas and Michael L. Clark.

        The Compensation Committee operates pursuant to delegated authority from our board as specified in the Compensation Committee's Charter. The primary duties and responsibilities of the Compensation Committee pursuant to its charter are to establish and implement our compensation policies and programs for senior management, including the named executive officers. The Compensation Committee has the authority to select and engage the services of a compensation consultant, independent legal counsel and such other advisors as the Compensation Committee determines appropriate to carry out its functions, and has the sole authority to engage, obtain the advice of, oversee, terminate and determine funding for such independent professional advisers. A copy of the Compensation Committee charter is available on our website at www.halconresources.com under the section entitled "Investor Relations—Corporate Governance." The Compensation Committee also reviews and assesses the adequacy of its charter, at least annually, and recommends any proposed changes to our board for approval.

        The Chairman of the Compensation Committee works with certain members of our management, including our Senior Vice President, Human Resources and Administration, to establish an agenda for each meeting of the Compensation Committee and, with the assistance of outside advisors, to prepare meeting materials. Typically our Chief Executive Officer and President, and our Senior Vice President, Human Resources and Administration, as well as outside advisors, may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee vote on items before the Compensation Committee; however, the Compensation Committee and board of directors often solicit the views of senior management on compensation matters, in particular as they relate to the compensation of other members of senior management.

  Our Compensation Philosophy and Program Design

        Our success depends on the continued contributions of our senior management and other key employees. Our compensation program is intended to recruit, motivate and retain the talent required to successfully manage and grow our business and to achieve our short and long-term business strategy by providing compensation that is competitive in relation to our peers while fostering an atmosphere of teamwork, recognizing overall business results and individual merit, and supporting the attainment of our strategic objectives by tying the interests of senior management and key employees to those of our stockholders. The design of our compensation program is intended to provide compensation that balances short-term and long-term goals through the use of annual cash incentives and grants of long-term equity incentives; and provides a mix of fixed and at-risk compensation that is related to our overall performance and the creation of stockholder value.

        Each element of compensation is reviewed and considered with the other elements of compensation to ensure that it is consistent with the objectives of both that particular element of compensation and our overall compensation program and, that individually and collectively, our compensation practices do not encourage inappropriate, unnecessary or excessive risk taking.

  Our Independent Compensation Consultant

        For 2016, the Compensation Committee engaged Longnecker to advise on executive compensation and, in that capacity to, among other things, make recommendations regarding an appropriate compensation peer group, to assist the Compensation Committee in establishing a competitive executive compensation program and to make recommendations and provide analysis regarding the compensation of senior management. In accordance with the rules of the NYSE, the Compensation Committee annually considers the independence of Longnecker from Company management based upon various factors, including the magnitude of any fees the consultant received from Halcón for services or products provided to Halcón relative to the firm's annual gross revenues; whether the individuals that advise the Compensation Committee participate directly or by collaboration with others in the firm in the provision of any services or products to Halcón; whether the consultant provided any products or services to any executive officer of Halcón; and whether the individuals that advise the Compensation Committee own any Company securities. After considering these various factors, the Compensation Committee determined that Longnecker was independent of Company management during the relevant periods covered by this report. No conflicts of interest or issues involving the independence of Longnecker arose during the periods covered by this report.

        Representatives of Longnecker report directly to the Compensation Committee and, in carrying out its duties, may work with our Senior Vice President, Human Resources and Administration when preparing materials for the Compensation Committee. Longnecker attends Compensation Committee meetings, meets with the Compensation Committee independently without the presence of management and provides third-party data, analysis, advice and expertise on executive compensation and executive compensation programs. Longnecker generates reports that include a compilation of compensation data based upon our compensation peer group and particularized data for industry participants to the extent Longnecker determined that such additional data would prove useful in our compensation process. Additionally, at the direction of the Compensation Committee, Longnecker also reviews materials prepared by certain members of senior management and advises the Compensation Committee on the matters included in the materials, including the consistency of management proposals with the Committee's compensation philosophy, programs and objectives and the degree to which such proposals conformed with compensation peer group data and peer company practices. The Company relied upon this data, Longneckers' analyses of the data and its recommendations in establishing our compensation peer group, compensation programs and in establishing specific compensation amounts for our senior management, including the named executive officers. Longnecker also advises the Compensation Committee regarding terms of employment agreements negotiated with senior management.

  Our Compensation Peer Group

        We review the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies selected by the Compensation Committee, with the advice and assistance of Longnecker, from U.S. onshore focused oil and natural gas exploration and development companies when considering our compensation program and the compensation that we pay senior management. With Longnecker's assistance, we annually review, evaluate and update our compensation peer group for benchmarking purposes to provide ongoing comparability for compensation purposes. Adjustments to our compensation peer group are made due to business combinations or sales of peer group companies, as well as when necessary, in the opinion of our Compensation Committee, to better reflect the companies that compete with us for management talent and share common characteristics with our business, including assets, production levels, revenues, oil and natural gas reserves and production mix, market capitalization and enterprise value.

        Our compensation peer group for 2016 consisted of the following ten companies:

• SandRidge Energy, Inc.	• Sanchez Energy Corporation
• Bonanza Creek Energy, Inc.	• Stone Energy Corporation
• Resolute Energy Corporation	• Northern Oil and Gas, Inc.
• Newfield Exploration Co.	• Gulfport Energy Corporation
• Oasis Petroleum Inc.	• Magnum Hunter Resources Corporation

  Elements of Compensation

        The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives and post-termination severance (under certain circumstances), and other benefits and perquisites, consisting of life and health insurance benefits, a qualified 401(k) savings plan, the reimbursement of certain club dues for our Chief Executive Officer and President and our Chief

Financial Officer and limited tax gross ups for life insurance, parking and country club memberships. As discussed below, in March 2016, we also paid one-time retention bonuses to senior management to retain their services through the Reorganization.

        Currently, we target total compensation at approximately the 50th percentile of our compensation peer group but may change targets from time to time depending on various factors, including the competitive environment for talent and the recommendations of the Compensation Committee's independent compensation consultant. Also, from time to time, the Compensation Committee will vary the mix of compensation utilized, depending upon our Compensation Committee's current view of the most efficacious method to provide incentives under current market conditions, taking into account the compensation practices of our compensation peer group and the advice of our independent compensation consultant.

        With respect to annual cash incentives, our Compensation Committee typically establishes performance metrics near the beginning of each year that it utilizes as a guideline in conjunction with its determination of annual cash incentives (i.e., cash bonuses) for senior management following year-end, which may include measures relating to leverage and liquidity, operational efficiency and financial performance. As a general matter, these measures of performance collectively aggregate approximately 50% of the overall weighting that factors into annual cash incentive determinations and 50% is based on other factors the Compensation Committee deems relevant and appropriate, including individual performance. However, regardless of the relative weighting of these factors, the actual amount of any annual cash incentive award is entirely discretionary. Our Compensation Committee believes retaining discretion over the amount of such awards is necessary in light of the dynamic nature of the Company's activities, the potential for rapid changes in the business environment and the limitations inherent in quantitative measures of performance.

  Impacts of Our Reorganization on Compensation

        Some aspects of the compensation of the Company's executives during 2016 were directly related to market conditions and the Company's financial position at the time. The compensation necessary to retain the management team during this time period was deliberate in order to ensure the Company had the appropriate resources to review and make appropriate strategic decisions about the Reorganization and work through the Reorganization in a strategic way that optimized the best results for a viable entity following emergence from chapter 11 bankruptcy. Certain aspects of the compensation structure during 2016 was of a non-recurring nature.

        On March 9, 2016, the Company announced it had engaged PJT Partners as financial advisor and Weil, Gotshal & Manges, LLP as legal advisor to assist the Company in exploring opportunities to materially reduce its indebtedness while preserving liquidity. The retention of our management team while the Company considered possible scenarios to improve its balance sheet and capital structure, was critical to the potential long-term success and viability of the Company. Accordingly in March 2016, the pre-Reorganization Compensation Committee recommended and the pre-Reorganization board subsequently approved, a key employee retention program ("KERP") pursuant to which the Company made a one-time cash retention payment to certain executive officers and key employees. The KERP was implemented with the objective of incentivizing such executive officers and key employees to continue employment with the Company during this period of uncertainty. The KERP was formulated with the input and based on the recommendations of Longnecker, after consultation with the Company's external advisors, PJT Partners and Weil, Gotshal & Manges, LLP. Pursuant to the KERP, key employees receiving retention payments entered into a key employee retention agreement with the Company pursuant to which they agreed to continue their employment with the Company for a period of no less than twelve months from the date thereof or they would forfeit, and be required to repay, the full amount of the retention payment they received (less any taxes withheld), provided that their employment is not terminated prior to such date by the Company without cause or by them with good reason, such as due to a material reduction in base salary or permanent relocation of their principal place of employment.

        Pursuant to the terms of the Reorganization Plan, any restricted shares of common stock issued pursuant to the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan were vested immediately prior to the Reorganization Plan Effective Date and all outstanding awards of performance shares and options were cancelled. Upon the Reorganization Plan Effective Date, all outstanding common stock was cancelled and the holders thereof received a pro rata amount of 4% of our newly issued shares of common stock. The other 96% of our common stock issued upon our emergence went to our creditors in accordance with the Reorganization Plan. As a consequence, our senior management's equity in the reorganized company, along with all of our other pre-emergence common stockholders, was diluted substantially. The terms of the Reorganization Plan provided for 10% of our newly issued shares of common stock to be reserved for issuance as awards under a management incentive plan. On the Reorganization Plan Effective Date, the 2016 Plan was approved and adopted by our pre-Reorganization board and exit awards allocated as determined by the Chief Executive Officer were awarded in the form of restricted common stock and stock options. The awards are intended to align the interests of our key executives with those of our equity holders by providing a significant equity interest in the Company, conditioning certain equity awards upon continued employment with us and providing an "at-risk" component of compensation linked directly to increases in stockholder value.

        Each of the elements of our compensation program is discussed in greater detail below.

  Base Salary

        We review base salaries for our senior management annually to determine if any modification is appropriate. We consider several factors, including a comparison to base salaries paid for comparable positions in our compensation peer group, the relationship among base salaries paid within our Company and individual experience and contributions. Our intent is to fix base salaries at levels that we believe are consistent with our compensation program design objectives.

        For 2016, in light of the current market conditions and the pending hiring of advisors to consider a potential reorganization, the pre-Reorganization Compensation Committee determined to leave base salaries for the named executive officers unchanged from 2015.

  Annual Cash Incentives

        Annual cash incentives for senior management are typically reviewed following the end of the year. Our Compensation Committee awarded annual cash incentives to Mr. Wilson, Mr. Herod and Mr. Mize in the amounts of $275,000, $165,000 and $146,667, respectively, which amounts reflected prorated awards for the period following the Reorganization Plan Effective Date through year-end.

  Long-term Incentives

        Long-term incentives comprise a significant portion of an executive's compensation package. Long-term incentives are consistent with our objective of providing an "at-risk" component of compensation. Providing long-term incentive award opportunities for senior management and key employees align their interests with those of our stockholders. Historically, we have awarded grants of restricted stock, stock options and performance units, to certain members of senior management, including the named executive officers. Each of these awards is discussed in more detail below. Historically, we have utilized this combination because of the differing risk and reward characteristics of these awards. From time to time, we may utilize a different mix of these awards or utilize other forms of awards, each of which is permitted under the 2016 Plan and discussed in more detail below, depending upon the Compensation Committee's current view of the most efficacious method to provide incentives under current market conditions and taking into account the practices of our compensation peer group. The amounts granted will vary each year and are based on performance of senior management, our analysis of compensation peer group data and the total compensation package of each member of senior management, as discussed in more detail below.

        The long-term incentive information related to the named executive officers during fiscal year 2016 is included in the "Summary Compensation Table" set forth below. Additional information on long-term incentive awards for 2016 is shown in the "Grants of Plan-Based Awards in 2016" table and the "Outstanding Equity Awards at December 31, 2016" table, each of which is set forth below. As noted above, our Compensation Committee elected not to award long-term equity incentives to the named executive officers during its annual compensation review held in February 2016; however, as discussed above, exit awards were made upon the Reorganization Plan Effective Date in accordance with the terms of the Reorganization Plan to senior management, including the named executive officers under the 2016 Plan. These awards included a mix of restricted stock and stock options, with approximately two-thirds of the award, by dollar value, in the form of stock options having an exercise price equal to the greater of (1) the per share value based on the Company's post-Reorganization equity value of $650.0 million or (2) the weighted average trading price of the newly issued common stock for the seven (7) trading days commencing on the first trading day immediately following the Reorganization Plan Effective Date (assuming the new common shares were then publicly traded) with the vesting period of such stock options being over 3 years in equal annual installments provided the recipient remains employed by the Company as of the respective annual vesting dates and the remaining one-third of the award, by dollar value, in the form of restricted stock granted on the first full day of trading of the new common shares following the Reorganization Plan Effective Date, of which 50% vested in full on the date of grant and the remaining 50% would vest on the first anniversary of the grant, in each case provided the recipient remains employed by the Company as of such vesting date.

  2016 Long-Term Incentive Plan

        We grant equity awards under the 2016 Plan. The 2016 Plan became effective upon the Reorganization Plan Effective Date and originally provided for a total of 10,000,000 shares of common stock. On March 6, 2017, the holders of a majority of our outstanding voting stock approved an amendment to our 2016 Plan to increase by 9,000,000 the maximum number of shares of common stock that we may issue under the 2016 Plan from 10,000,000 to 19,000,000 (the "2016 Plan Amendment"). This 2016 Plan Amendment will become effective on or about April 6, 2017.

        As of March 14, 2017, a total of 1,711,127 shares of common stock had been granted as restricted stock and were outstanding, 5,273,233 shares were reserved for the exercise of outstanding stock options and 1,760,563 shares of our common stock remained available for issuance pursuant to the 2016 Plan. The 2016 Plan permits granting awards in a wide variety of forms, including options to purchase our common stock, shares of restricted stock, restricted stock units (granting the recipient the right to receive common stock), shares of incentive stock (common stock issued without a restriction period), stock appreciation rights, performance units (settled in common stock or cash) and performance bonuses (settled in common stock or cash). We currently utilize as awards under the 2016 Plan only restricted stock and stock options. In accordance with, and upon effectiveness of, the 2016 Plan Amendment, no more than 19,000,000 shares of common stock may underlie awards to a single recipient in any calendar year, and performance bonuses may not exceed $5 million to any recipient in any calendar year.

        The 2016 Plan will expire on September 9, 2026. No grants will be made under the 2016 Plan after that date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the award and of the 2016 Plan. Our board may, in its discretion, terminate the 2016 Plan at any time. The termination of the 2016 Plan would not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. The board may at any time, and from time to time, amend the 2016 Plan in whole or in part. Any amendment that must be approved by our stockholders in order to comply with the terms of the 2016 Plan, applicable law or the rules of the principal securities exchange, association or quotation system on which our common stock is then traded or quoted will not be effective unless and until such approval has been obtained. The board is not permitted, without the further approval of the stockholders, to make any alteration or amendment that would materially increase the benefits accruing to participants under the 2016 Plan, increase the aggregate number of shares that may be issued pursuant to the provisions of the 2016 Plan, change the class of individuals eligible to receive awards under the 2016 Plan or extend the term of the 2016 Plan.

  Stock Options

        An important objective of our long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide participants with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by us. Stock options link the option holder's compensation to stockholders' interests by providing an incentive to increase the market price of our stock.

        Option grants to senior management are generally considered annually, typically in February, after our year-end results become available, while grants to other eligible officers and employees are generally considered in December of each year. Our practice is that the exercise price for each stock option is the market value on the date of grant, which is normally the date that our Compensation Committee approves the award at a meeting of the Compensation Committee or a trading day after our release of earnings or other material nonpublic information. Our current policy provides for grants to be made or priced only during a trading window and within such window only at such time as there is no material non-public information regarding the Company. Under the 2016 Plan, the stock option price may not be less than the fair market value (the closing market price) of the shares on the date of grant. With respect to employees who are not executive officers, the Compensation Committee typically delegates the authority to make such grants to our Chief Executive Officer and President but approves the total number of shares that may be subject to grants and the other material terms of the grants. All proposed stock options to new-hire employees are required to be approved by our Compensation Committee. Alternatively, our Compensation Committee may authorize in writing, in advance of any fiscal quarter, the number of shares underlying stock options that may be granted to new-hire employees for the following fiscal quarter and provide that our Chief Executive Officer and President may allocate such stock options at his discretion.

        Stock options generally vest and become exercisable one-third annually after the original grant date. In certain instances, however, stock options may vest on an accelerated basis, such as in the event an executive's employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his or her employment within a certain period following a transaction that effects a change in the control of our Company, or in the event of the executive's death or disability while employed by us. Under these circumstances all stock options held by the executive may automatically vest and become exercisable in accordance with the terms outlined in his or her stock option award agreement or employment agreement, if applicable. The employment agreements that we have entered into with the named executive officers provide for all stock options held by each executive to automatically vest and become exercisable in the event his or her employment is terminated by us without cause, by the executive for good reason or with or without good reason within a two-year period following a change of control of our Company.

        There is a limited term in which an executive can exercise stock options, known as the "option term." The option term is generally ten years from the date of grant, which is the maximum term of an option permitted under the 2016 Plan. At the end of the option term, the right to purchase shares pursuant to any unexercised option expires.

        The stock options issued to the named executive officers during 2016 are shown in the table below entitled "Grants of Plan-Based Awards in 2016."

  Restricted Stock Awards

        Restricted stock awards are shares of our common stock that are awarded with the restriction that the executive remain with us through certain "vesting" dates. Prior to the restrictions thereon lapsing, the participant may not sell, transfer, pledge, assign or take any similar action with respect to the shares of restricted stock which the participant owns. Despite the restrictions, each participant will have full voting rights and will receive any dividends or other distributions, if any, with respect to the shares of restricted stock which the participant owns. Once the restrictions lapse with respect to shares of restricted stock, the participant owning such shares will hold freely-transferable shares, subject only to any restrictions on transfer contained in our certificate of incorporation, bylaws and insider trading policies, as well as any applicable federal or state securities laws.

        Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value. The purpose of granting restricted stock awards is to encourage ownership and retention of our senior management and result in business decisions that may drive stock price appreciation. Recognizing that our business is subject to significant fluctuations in commodity prices that may cause the market value of our common stock to fluctuate, we also intended the awards to provide an incentive for senior management to remain with us throughout commodity price and business cycles.

        Restricted stock awards generally vest one-third annually after the original award date. As a consequence, the recipients do not become unconditionally entitled to retain any of the shares of restricted stock until one year following the date of grant, subject to certain exceptions related to termination of employment. Any unvested restricted stock awards generally are forfeited if the executive terminates employment with us. In certain instances, however, restricted stock awards may vest on an accelerated basis, such as in the event of the executive's employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his or her employment within a certain period following a transaction that effects a change in the control of our Company, or in the event of the executive's death or disability while employed by us. Under these circumstances all restricted stock awards held by the executive may automatically vest in accordance with the terms outlined in the restricted stock award agreement or the employment agreement, if applicable. The employment agreements that we have entered into with the named executive officers provide for all restricted stock awards held by an executive to automatically vest in the event his or her employment is terminated by us without cause, by the executive for good reason or by the executive with or without good reason within a two-year period following a change of control of our Company.

        The restricted stock grants to the named executive officers during fiscal year 2016 are shown below in the table entitled "Grants of Plan-Based Awards in 2016."

  Retirement Benefits

        We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including the named executive officers, are currently provided solely through a tax-qualified profit sharing and 401(k) plan (our "Savings Plan"), in which eligible full-time employees may participate. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation up to the lesser of 75% or the statutorily prescribed limit of $18,000 in calendar year 2016 (plus up to an additional $6,000 in the form of "catch-up" contributions for participants age 50 and above), and have the amount of any reduction contributed to the Savings Plan. Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the

Savings Plan and so that contributions will be deductible by us when made. We match 100% of the amount an employee contributes to the Savings Plan, up to a maximum contribution of 10%. Members of senior management participate in the Savings Plan on the same basis as other eligible employees.

        The Savings Plan provides for various investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The independent trustee of the Savings Plan then invests the assets of the Savings Plan as directed by participants. The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59.5 distributions.

        We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to recruit and retain senior and experienced mid- to late-career executive talent for critical positions within our organization.

  Outstanding Equity Awards Under the 2016 Plan

        The following tables represent outstanding equity awards under the 2016 Plan as of December 31, 2016. We do not issue awards under any other plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Average Remaining Contractual Life (Years)
Stock Options	5,319,400	$9.22	9.7

Number of Securities to be Issued Upon Vesting
Restricted Stock	1,738,077

        As of December 31, 2016 a total of 1,689,398 shares of our common stock were available for future grants under the 2016 Plan.

  Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        During 2012, we entered into employment agreements with each member of our senior management, including Messrs. Wilson, Herod and Mize. Strong competition for management talent and uncertainty associated with our business plan and our stated willingness to embrace consolidation trends in our industry led us to conclude that it was appropriate and in our best interests to enter into employment agreements with each of such named executive officers.

  Term of Employment Agreements

        The initial term of employment of Mr. Wilson was for a term of two years from June 1, 2012, the effective date of his employment agreement, which the Company elected to renew for an additional two years effective June 1, 2014 and June 1, 2016, respectively. The initial term of employment of each of Messrs. Herod and Mize was originally until December 31, 2013, with automatic one-year extensions unless either party provides written notice thirty days prior to expiration of the initial term or any extension. Our failure to renew an executive's employment agreement will be considered a termination without cause under each employment agreement.

  Compensation and Benefits

        The salary of each named executive officer is subject to periodic review and may be increased from time to time by the Compensation Committee. Each named executive officer is eligible to receive bonuses, grants of stock options, restricted stock or other equity awards as determined in the discretion of the Compensation Committee. Each of the named executive officers is also entitled to reimbursement for reasonable business expenses and to participate in our life, health, and dental insurance programs, and all other employee benefit plans which we may, from time to time, make available. We provide tax gross-ups on a limited basis for life insurance, parking and country club memberships.

        Our Chief Executive Officer and President is entitled under his employment agreement to receive a vehicle allowance and reimbursement for reasonable fees and membership dues for one Houston area country club. Our Chief Financial Officer is entitled under his employment agreement to be reimbursed for reasonable fees and membership dues for one Houston area country club.

        Our use of expense reimbursement and perquisites as an element of compensation is limited. We do not view these items as a significant element of our compensation structure but do believe that they can be used in conjunction with base salary to recruit, motivate and retain executive talent in a competitive environment. The Compensation Committee periodically reviews these items provided to determine if they are appropriate and if any adjustments are warranted.

  Termination Provisions and Severance Payments

        We may terminate each named executive officer's employment upon disability, and at any time for cause or without cause. Each named executive officer may terminate his or her employment at any time, and such termination will be deemed to be with "good reason" if it is based on a material reduction in base salary; a material reduction in authority, responsibilities or duties or those of the supervisor to whom the named executive officer reports; a material reduction in the budget over which the named executive officer retains authority; a permanent relocation of the named executive officer's principal place of employment to any location outside a fifty mile radius of the location from which named executive officer provides services to the Company; or any uncured material breaches of the employment agreement by us. If the employment of any of the named executive officers is terminated by death or disability, such named executive officer (or his or her personal representative in the event of death) is entitled to receive accrued unpaid base compensation, plus an optional bonus to be determined by the Compensation Committee, and all stock options and other incentive awards held by the named executive officer will become fully vested and immediately exercisable, and all restrictions on any shares of restricted stock will be removed. If the employment of any of the named executive officers is terminated by us for cause, such named executive officer (or his or her personal representative in the event of death) is entitled to receive accrued unpaid base compensation.

        If the employment of any named executive officer is terminated by us without cause or by such named executive officer with good reason, and such termination is not within two years after a change in control, such named executive officer will be entitled to the accrued portion of unpaid salary, payment of the greater of a prorated amount of the named executive officer's target bonus for the year in which the termination occurs or a bonus for such year as may be determined by our Compensation Committee in its sole discretion, a severance payment equal to one year's base salary plus the higher of the current year target bonus or the bonus paid for the preceding year, payment of the premiums for medical, vision and dental insurance for the executive and his or her dependents for up to one year following termination, and the full vesting of all unvested options and earned performance units (if applicable) and all restrictions removed from shares of restricted stock.

        If such named executive officer is terminated by us without cause or such named executive officer terminates his or her employment with the Company with or without good reason, and such termination is within two years after a change in control, such named executive officer will be entitled to receive the accrued portion of unpaid salary, payment of the greater of a prorated amount of the named executive officer's target bonus for the year in which the termination occurs or a bonus for such year as may be determined by our Compensation Committee in its sole discretion, a severance payment equal to a multiple (which varies by individual) of base salary plus the higher of the current year target bonus or the bonus paid for the year prior to termination or the year in which the change of control occurred, payment of the premiums for medical, vision and dental insurance for the executive and his or her dependents for up to eighteen months following termination, and the full vesting of all unvested options and earned performance units (if applicable) and all restrictions removed from shares of restricted stock. The multiplier for Mr. Wilson is 3.0, and for Messrs. Herod and Mize it is 2.5. In addition, if a bonus for the named executive officer for the year immediately preceding the termination has been determined but not paid as of the date of termination, the named executive officer will be paid the bonus so determined; and if such a bonus has not been determined, then the named executive officer will be paid a bonus equal to the greater of such named executive officer's target bonus for such year, or for the year in which the termination occurs or the change of control occurs, or the bonus paid to executive for the year immediately preceding the year in which the change of control occurs. If the employment of such named executive officer is terminated by such named executive officer without good reason and not within two years after a change in control, such named executive officer is entitled to receive accrued unpaid base compensation.

        The employment agreements with the named executive officers generally define a change of control to mean any of the following events:

  •
  any person or group becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of our outstanding voting stock;

  •
  our merger with or consolidation into another entity and, immediately after giving effect to the merger or consolidation, one or both of the following occurs: (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity is then "beneficially owned" in the aggregate by our stockholders immediately prior to such merger or consolidation, or (b) the individuals who were members of our board of directors immediately prior to the execution of the agreement providing for the merger or consolidation do not constitute at least a majority of the members of the board of directors of the surviving or resulting entity;

  •
  we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to a third party in one transaction or a series of related transactions;

    individuals who constitute our board of directors cease for any reason to constitute at least a majority of our board of directors unless such persons were elected, appointed or nominated by a vote of at least a majority of our incumbent directors; or

  •
  the complete liquidation or dissolution of our Company.

        In our view, having the change of control and severance protections helps to maintain the named executive officer's objectivity in decision-making and provides another vehicle to align the interests of our named executive officers with the interests of our stockholders.

        The following table sets forth the estimated amounts that would be payable to each of the named executive officers upon a termination under the scenarios outlined above, excluding termination for cause or on account of death or disability, assuming that such termination occurred on December 31, 2016 and using the closing price of our common stock at December 31, 2016 for purposes of the calculations as required by the SEC. The dollar amounts set forth under the column heading "Early Vesting of Restricted Stock/Options" correspond to the amounts that would be paid, in addition to accrued and unpaid salary through the date of death or disability, in the event of the death or disability at year-end of each of the executives. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

	Severance Payment(1)	Early Vesting of Restricted Stock/ Options(2)	Other(3)	Total
Without Cause/For Good Reason
Floyd C. Wilson	$1,500,000	$4,535,188	$34,314	$6,069,502
Stephen W. Herod	$900,000	$1,187,063	$34,314	$2,121,377
Mark J. Mize	$800,000	$1,187,063	$34,314	$2,021,377
Following Change of Control
Floyd C. Wilson	$4,500,000	$4,535,188	$51,471	$9,086,659
Stephen W. Herod	$2,250,000	$1,187,063	$51,471	$3,488,534
Mark J. Mize	$2,000,000	$1,187,063	$51,471	$3,238,534

(1)
Represents total annual cash compensation (2016 base salary plus target bonus, which is 100% of base salary for each officer, in accordance with the terms of the employment agreement), which, in the event of a change of control, has been multiplied by the applicable multiplier set forth in each officer's employment agreement.

(2)
The value of unvested restricted stock and stock options that would vest under each termination scenario is based on the closing price of our common stock on December 31, 2016.

(3)
Represents an estimate of health insurance benefits to be provided to the named executive officer and each eligible dependent under each of the scenarios based on actual amounts paid out in 2016.

  Board Representation

        Mr. Wilson's employment agreement provides that he will be nominated as a member of our board, and that we will use our best efforts to cause him to be elected, appointed, or re-elected or re-appointed, as a director.

  Indemnity Agreements

        We have entered into an indemnity agreement with each of our non-employee directors and Messrs. Wilson and Mize. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors' and officers' liability insurance policy we choose, in our discretion, to maintain. These indemnity agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our certificate of incorporation, bylaws and applicable law. We believe these indemnity agreements enhance our ability to recruit and retain knowledgeable and experienced executives and independent, non-management directors.

  Tax Deductibility

        Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to our chief executive officer and our three next most highly compensated executive officers (other than our principal financial officer) unless the compensation is performance-based as determined by applying certain specific and detailed criteria. We believe that it is often desirable and in our best interests to deduct compensation payable to our executive officers. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code. In this regard, we consider the anticipated tax treatment to our Company and our executive officers in the review and establishment of compensation programs and payments; however, we may pay compensation to our executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Summary Compensation Table

        The table below sets forth information regarding compensation for our named executive officers for the years indicated (commencing with the first year in which such officer became one of our named executive officers):

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option/SAR Awards(3)	All Other Compensation(4)	Total
Floyd C. Wilson	2016	$750,000	$3,275,000	$8,604,750	$11,463,436	$31,510	$24,124,696
Chairman of the Board, Chief	2015	$750,000	—	$1,040,495	$1,120,732	$27,450	$2,938,677
Executive Officer and	2014	$750,000	$322,500	$2,058,065	—	$27,461	$3,158,026
President
Stephen W. Herod	2016	$450,000	$965,000	$2,252,250	$3,000,497	$31,510	$6,699,257
Executive Vice President,	2015	$450,000	—	$378,742	$407,949	$26,909	$1,263,600
Corporate Development	2014	$450,000	$193,500	$1,140,473	—	$25,975	$1,809,948
Mark J. Mize	2016	$400,000	$946,667	$2,252,250	$3,000,497	$38,461	$6,637,875
Executive Vice President,	2015	$400,000	—	$375,502	$404,461	$34,824	$1,214,787
Chief Financial Officer and	2014	$400,000	$172,000	$997,882	—	$31,266	$1,601,148
Treasurer

(1)
Represents actual base salary paid in the year.

(2)
Comprised of a retention bonus paid prior to the Company and its subsidiaries filing of voluntary petitions under chapter 11 of the bankruptcy code and an annual cash incentive bonus paid subsequent to year-end for the period following the Reorganization Plan Effective Date through year-end.

(3)
Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in "Note 13—Stockholders' Equity" to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016. See "Grants of Plan-Based Awards in 2016" for information on awards made in 2016. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

(4)
For 2016, the amounts reported for "All Other Compensation" include amounts provided to the named executive officers as outlined in the table below, with respect to (a) the matching contribution that we make on account of employee contributions under our Savings Plan, (b) premiums paid by the Company for executive long-term disability insurance, (c) tax gross-ups for life insurance and parking payments and (d) country club membership paid by the Company for Mr. Mize.

	All Other Compensation ($)
	(a)	(b)	(c)	(d)
Named Executive Officer
Floyd C. Wilson	24,000	1,593	5,917	—
Stephen W. Herod	24,000	1,593	5,917	—
Mark J. Mize	18,000	1,593	5,917	12,951

Grants of Plan-Based Awards in 2016

        The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2016.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)				Exercise or Base Price of Option Awards ($/Sh)(3)
							Grant Date Fair Value of Stock and Option Awards(4)
					Type of Award(2)
Name	Grant Date		Target(#)
Floyd C. Wilson	9/12/2016	—	1,862,500	—	Options	$9.24	$11,463,436
	9/12/2016	—	931,250	—	Restricted Stock		$8,604,750
Stephen W. Herod	9/12/2016	—	487,500	—	Options	$9.24	$3,000,497
	9/12/2016	—	243,750	—	Restricted Stock		$2,252,250
Mark J. Mize	9/12/2016	—	487,500	—	Options	$9.24	$3,000,497
	9/12/2016	—	243,750	—	Restricted Stock		$2,252,250

(1)
Awards granted under the 2016 Plan provide only for a single estimated payout. Under the 2016 Plan there are no minimum amounts payable for a certain level of performance and there are no maximum payouts possible above the target. Thus, there are no thresholds or maximums (or equivalent items) applicable to these awards.

(2)
Represents shares of restricted stock and stock options issued under the 2016 Plan. The shares of restricted stock vest in two equal installments, half on the date of grant and half on the first anniversary of the date of grant; provided, that, the recipient has been continuously employed at such date. Stock options vest in three equal installments on each anniversary of the date of grant, beginning on the first anniversary of the date of grant, in each case; provided, that, the recipient has been continuously employed at such date.

(3)
The exercise price of each award is equal to the weighted average closing market price of our common stock for seven trading days following the date of grant.

(4)
Represents the full grant date fair value determined in accordance with ASC Topic 718. Please see the discussion of the assumptions made in the valuation of these awards in "Note 13—Stockholders' Equity" to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at December 31, 2016

        The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Floyd C. Wilson	—	1,862,500	$9.24	9/12/2026	465,625	$4,348,938	—	$—
Stephen W. Herod	—	487,500	$9.24	9/12/2026	121,875	$1,138,313	—	$—
Mark J. Mize	—	487,500	$9.24	9/12/2026	121,875	$1,138,313	—	$—

(1)
The shares of restricted stock vest in two equal installments, half on the date of grant and half on the first anniversary of the date of grant; provided, that, the recipient has been continuously employed at such date. Stock options vest in three equal installments on each anniversary of the date of grant, beginning on the first anniversary of the date of grant, in each case; provided, that, the recipient has been continuously employed at such date.

(2)
Calculated based upon the closing market price of our common stock as of December 30, 2016, the last trading day of our 2016 fiscal year ($9.34) multiplied by the number of unvested awards at year end.

Compensation Adjustments Subsequent to Fiscal Year End

        Subsequent to December 31, 2016, the Compensation Committee awarded the following increase in base salary in response to competitive compensation practices.

Name	Base Salary Increase
Floyd C. Wilson	$50,000

Option Exercises and Stock Vested

        The following table summarizes option exercises and the vesting of restricted stock for our named executive officers in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Floyd C. Wilson	—	—	723,210	$5,143,616
Stephen W. Herod	—	—	234,508	$1,363,193
Mark J. Mize	—	—	224,905	$1,359,774

(1)
The value realized upon the exercise of the option award is determined by multiplying the number of shares acquired on exercise by the difference between the closing price of our common stock on the date of exercise and the exercise price of the option.

(2)
The value realized equals the closing price of our common stock on the date of vesting, multiplied by the number of shares vested.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2016 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(a)		Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)	7,057,477	(2)	$9.22	1,689,398
Equity compensation plans not approved by security holders	—		—	—

	7,057,477	(2)	$9.22	1,689,398

(1)
Represents information for the 2016 Plan.

(2)
Includes 1,738,077 shares of restricted stock not yet vested.

Stock Ownership Guidelines Policy

        Our board has adopted an Amended and Restated Stock Ownership Guidelines Policy (the "Policy") applicable to our board, the Chief Executive Officer and President and each executive vice president to ensure that they maintain a meaningful economic stake in the Company. The Policy is designed to maintain stock ownership of our directors and the specified officers at a significant level so as to further align their interests with the interests of our stockholders in value creation. Subject to certain exceptions contained in the Policy, our directors are required to hold a number of shares of our common stock valued at three times (3x) the annual cash retainer paid to them by the Company, our Chief Executive Officer and President is required to hold a number of shares of our common stock valued at six times (6x) the base salary paid to him by the Company and the other specified officers are required to hold a number of shares of our common stock valued at three times (3x) the base salaries paid to them by the Company. For purposes of calculating the value of shares owned, each share of stock shall have a deemed value equal to the greater of the price at acquisition or the current market value. For purposes of calculating the value of unvested restricted shares, the value shall be determined without giving effect to the restriction.

DIRECTOR COMPENSATION

2016 Director Compensation

        The table below sets forth certain information concerning the compensation earned in 2016 by our non-employee directors for service on our board of directors and committees of the board of directors during 2016.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	All Other Compensation	Total(3)
William J. Campbell	$28,001	$135,004	$—	$—	$163,005
James W. Christmas	$227,715	$135,004	$—	$—	$362,719
Michael L. Clark	$29,556	$135,004	$—	$—	$164,560
Thomas R. Fuller	$176,276	$135,004	$—	$—	$311,280
Darryl L. Schall	$23,334	$135,004	$—	$—	$158,338
Ronald D. Scott	$23,334	$135,004	$—	$—	$158,338
Eric G. Takaha.	$24,111	$135,004	$—	$—	$159,115
Nathan W. Walton	$23,334	$135,004	$—	$—	$158,338

(1)
Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in "Note 13—Stockholders' Equity" to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by our directors.

(2)
The number of restricted stock awards subject to vesting, excluding shares received in lieu of fees, made to each of our directors for service as a director during 2016 was 17,264.

(3)
Represents the numerical sum of the dollar amounts reflected in each other column for each director.

Discussion of Director Compensation Table

        Employee directors receive no additional compensation for service on our board or any committee of the board. All directors receive actual expense reimbursements associated with attending board and committee meetings. Our director compensation program has been developed with the advice and guidance of our independent compensation consultant using compensation peer group and market data and consists of two principal elements: (1) annual retainer and committee fees and (2) equity consisting of restricted stock awards. Our Compensation Committee reviews our director compensation program at least annually, and more frequently if circumstances warrant it, using the advice and information provided by our independent compensation consultant. Our non-employee directors received an award of restricted stock under our 2016 Plan with value of $135,004; they will receive annually an award of restricted stock under our 2016 Plan having a value of $165,000, which grant shall be made contemporaneously with our annual meeting of stockholders. Our non-employee directors also receive an annual cash retainer of $70,000, payable on a quarterly basis and pro-rated for actual service during the year. Our lead independent director receives an additional $25,000 per year, also payable on a quarterly basis and pro-rated for actual service during the year. Additional annual compensation for each committee chairperson and committee member for all of the committees of our board is set forth below:

Board Committee	Committee Chairperson Additional Compensation	Committee Member (excluding Chairperson) Additional Compensation
Audit	$25,000	$7,500
Compensation	$15,000	$5,000
Nominating and Corporate Governance	$12,500	$5,000
Reserves	$12,500	$5,000

        Fees are paid in four equal quarterly installments and board members may elect to take all or a portion of the cash compensation we pay to them in shares of our common stock, with the number of shares determined by dividing such fees by the trading price per share of our common stock on the last day of each calendar quarter. Any such election must be made prior to the beginning of the quarter for which the compensation is to be paid and is irrevocable for that quarter.

2016 Long-Term Incentive Plan

        Non-employee directors are eligible to participate in the 2016 Plan discussed above under the heading "Long-term Incentives—2016 Long-Term Incentive Plan." At the time an individual initially becomes a non-employee director, we grant such director shares of our restricted common stock. The Compensation Committee determinates how many shares of our restricted common stock to grant to a new non-employee director based upon a number of factors, including the qualifications and background of the director, current market conditions, recommendations of our independent compensation consultant and our evaluation of our compensation peer group. In addition, effective on the date of the Company's annual meeting of stockholders, we grant to each director the number shares of our restricted common stock the value of which equals $165,000. For the purposes of determining the value of the shares of restricted stock to be issued, the closing price of the Company's common stock as reported on the date of grant is used, and in calculating the number of shares of restricted stock to be issued, the number of shares is rounded up to the nearest 100 shares. Grants of restricted stock to non-employee directors vest on the six month anniversary of the date of grant (subject to acceleration in the event of a change of control) provided that the director serves continuously on our board through the vesting date. At December 31, 2016, no non-employee director grants had been fully vested and 138,112 shares were not yet vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Until the Reorganization Plan Effective Date, our Compensation Committee consisted of Michael A. Vlasic (Chairman), Tucker S. Bridwell, Daniel A. Rioux and Mark A. Welsh IV. From and after the Reorganization Plan Effective Date, our Compensation Committee consisted of William J. Campbell (Chairman), James W. Christmas and Michael L. Clark. No member of the Compensation Committee during 2016 served as one of our officers or employees or of any of our subsidiaries during that year. In addition, during 2016, none of our executive officers served as a director or as a member of the compensation committee of a company which employs any of our directors.

 ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report

Dear Stockholder:

        The Audit Committee has reviewed and discussed with management of Halcón and Deloitte & Touche LLP ("Deloitte"), the firm serving as the independent registered public accountant of Halcón, the audited financial statements of Halcón as of, and for the fiscal year ended, December 31, 2016 (the "Audited Financial Statements"). In addition, we have discussed with Deloitte the matters required to be discussed by the statement on Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

        The Audit Committee also has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and the Audit Committee has discussed with that firm its independence from Halcón. Upon such review, the Audit Committee has concluded that the independent registered public accountant is independent from Halcón and its management. We have also discussed with management of Halcón and Deloitte such other matters and received such assurances from them as we deemed appropriate.

        Management is responsible for Halcón's internal controls and the financial reporting process. Deloitte is responsible for performing an independent audit of Halcón's financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of Deloitte with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the board the inclusion of the Audited Financial Statements in Halcón's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

        The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and the board of Halcón are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the board as statutory and regulatory provisions become effective for Halcón and for audit committees and independent registered public accountants generally.

MEMBERS OF THE COMMITTEE:
James W. Christmas (Chairman) Michael L. Clark Eric G. Takaha

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Halcón under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Halcón specifically incorporates the Report by reference therein.)

Independent Registered Public Accounting Firm

        Deloitte is the independent registered public accounting firm selected by our Audit Committee as the independent registered public accountant for the fiscal years ended December 31, 2016 and 2015. During the years ended December 31, 2016 and 2015, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Attendance at the Annual Meeting by Deloitte Representative

        A representative of Deloitte is expected to be present at the annual meeting of the stockholders. Deloitte will have the opportunity to make a statement if it desires to do so, and the Deloitte representative is expected to be available to respond to appropriate questions.

Fees

        The following table presents fees billed for professional audit services rendered by Deloitte, our principal accounting firm for the years ended December 31, 2016 and 2015. The table also presents fees for other services rendered by Deloitte during those periods. Except as set forth below, we paid all such fees.

	2016	2015
Audit Fees	$1,679,469	$1,604,908
Audit-Related Fees	203,013	100,000
Tax Fees	2,654,768	—
All Other Fees	—	—

Total	$4,537,250	$1,704,908

        As used above, the following terms have the meanings set forth below:

        Audit Fees.    The fees for professional services rendered by Deloitte for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements and private placements, including but not limited to registration statements, for the years ended December 31, 2016 and 2015.

        Audit-Related Fees.    The fees for assurance and related services by Deloitte that are for audit, valuation services related to the Reorganization and valuation services for a specific subsidiary that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under "Audit Fees."

        Tax Fees.    The fees for professional services rendered by Deloitte for tax compliance, tax advice, and tax planning.

        All Other Fees.    The fees for products and services provided by Deloitte, other than for the services reported under the headings "Audit Fees," "Audit-Related Fees" and "Tax Fees," for the period in question.

Audit Committee Pre-Approval Policy

        All audit fees, audit-related fees and tax fees as described above for the years ended December 31, 2016 and 2015 were pre-approved by our Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of their respective independence in the conduct of their auditing functions. Our Audit Committee's pre-approval policy provides that pre-approval of all such services must be approved separately by the Audit Committee. The Audit Committee has not delegated any such pre-approval authority to anyone outside the Audit Committee. Each member of the Audit Committee has the authority to pre-approve non-audit services up to $200,000 to be performed by our independent registered public accountant.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

        Our bylaws specify that we shall not have less than one nor more than fifteen directors, and each director holds office until the annual stockholders' meeting at which such director's class is up for re-election and until the director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. As of the date of this proxy statement, our board consists of nine directors, eight of whom have been determined to be independent directors as set forth in the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. Our certificate of incorporation provides that our board is classified into three classes: Class A, Class B and Class C, each class having a three-year term of office.

        Two of our current directors, Floyd C. Wilson and Thomas R. Fuller, have been nominated for re-election at the 2017 annual meeting because of the expiration of the term of their class, Class A, on our board. If Messrs. Wilson and Fuller each receive a majority of votes cast in favor of his continued service on the board, each will serve a three-year term expiring in 2020.

        If any nominee should for any reason become unable to serve prior to the date of the annual meeting, the shares represented by all valid proxies will be voted for the election of such other person as the board may designate as a replacement following recommendation by the Nominating and Corporate Governance Committee, or the board may reduce the number to eliminate the vacancy.

        Additional information regarding Messrs. Wilson and Fuller, and all of our other directors, can be found under the sections entitled "Our Board of Directors and Its Committees," "Security Ownership of Certain Beneficial Owners and Management," and "Director Compensation" of this proxy statement.

Votes Required

        Directors are elected by a plurality vote of the shares present in person or represented by proxy at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Wilson and Fuller. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of directors, your shares will constitute a broker non-vote and will not be voted for any of the nominees. See the section of this proxy statement entitled "General Information—Voting and Revocation of Proxies."

        The board of directors unanimously proposes and recommends that you vote "FOR" each of the nominees for re-election to the board of directors.

 PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules.

        As more particularly described in detail under the heading "Executive Compensation" of this proxy statement, we operate in a highly competitive environment and as such, our executive compensation program is designed to attract, motivate and retain high quality individuals, utilizing a mix of fixed and at-risk compensation that is related to our overall performance and the creation of stockholder value. We believe that our program continues to be appropriately designed to achieve our goals and aligns the interests of senior management and other key employees with those of our stockholders by combining competitive compensation with the opportunity for greater rewards for superior performance and the creation of stockholder value.

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company, our board or our Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any action is necessary to address the concerns of stockholders.

        Accordingly, we ask our stockholders to vote on the following resolution at our annual meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, the Director Compensation section, the 2016 Summary Compensation Table and the other related tables and disclosures."

        The board of directors unanimously proposes and recommends that you vote "FOR" the approval of the compensation of our named executive officers as disclosed in this proxy statement.

 PROPOSAL 3—ADVISORY VOTE TO APPROVE FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

        Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC's compensation disclosure rules, which we refer to as an advisory vote on executive compensation. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

        Our board has determined that a triennial advisory vote on executive compensation will allow our stockholders to provide direct input on our executive compensation philosophy, policies and practices at an interval between votes that allows a meaningful comparison between compensation and performance. Because our compensation program and philosophy is straightforward and does not materially change from year to year, the board believes that triennial voting is a more appropriate pace for evaluating how well our Compensation Committee is aligning executive compensation with long-term performance and is consistent with our efforts to best evaluate the effectiveness of our compensation program, particularly relating to the long-term incentive components of compensation which comprise a substantial component of executive compensation.

        The vote is advisory and as such, is not binding on the Company, our board or our Compensation Committee. Our board and our Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation the board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

        Most recently, at our 2013 annual meeting of stockholders, our stockholders approved a triennial advisory vote on the compensation of our named executive officers by casting 160,453,206 votes, or approximately 63% of all votes cast by the holders of our common stock present in person or by proxy. Following this vote, our board adopted a triennial voting policy, expressing its intention to schedule the next advisory vote on executive compensation for the 2016 annual meeting of stockholders; however, since no annual meeting of stockholders was held in 2016, the advisory vote on executive compensation was postponed until the 2017 annual meeting of stockholders. See "Proposal 2—Advisory Vote To Approve Executive Compensation" above.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board.

        The advisory vote regarding frequency of a stockholder advisory vote on executive compensation will be determined by whichever of the choices—annually, every other year or every three years—receives the greatest number of votes cast. If triennial advisory votes are approved by the stockholders again, we expect that our next advisory vote on executive compensation will occur at our 2020 annual meeting of stockholders. Shares represented by proxies that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR a frequency of once every "3 YEARS" for future advisory votes on executive compensation.

        Our next advisory vote on the frequency of the advisory vote on the compensation of our named executive officers will occur at our 2023 annual meeting of stockholders.

        The board of directors unanimously proposes and recommends that you vote FOR the option of once every "3 YEARS" as the preferred frequency for future advisory votes on executive compensation.

 PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

        The Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as the independent registered public accounting firm to serve as our independent registered public accountant in respect of the fiscal year ending December 31, 2017. The Audit Committee recommends that our stockholders ratify this appointment.

        The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and voting on Proposal No. 4 shall constitute ratification of the selection of Deloitte as our independent registered public accountant in respect of the fiscal year ending December 31, 2017. If our stockholders do not ratify the appointment of Deloitte, the appointment of an independent registered public accounting firm to serve as the independent registered public accountant for the fiscal year ending December 31, 2017 will be reconsidered by the Audit Committee.

        Representatives of Deloitte are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

        During the years ended December 31, 2016 and December 31, 2015 and for the subsequent interim period through the date of this report, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

        The board of directors unanimously proposes and recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending December 31, 2017.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR OUR 2018 ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals intended to be presented under Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and accompanying proxy for our 2018 annual meeting of stockholders, including nomination of an individual for election as a director at the 2018 annual meeting of stockholders, must be received at our principal executive offices in Houston, Texas, on or before November 24, 2017, and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at our 2018 annual meeting but has not sought the inclusion of such proposal in our proxy materials, the written proposal must be delivered to our Chief Legal Officer not less than sixty (60) nor more than ninety (90) days prior to the meeting date. For example, if our 2018 annual meeting of stockholders is held on May 15, 2018, then our Chief Legal Officer must receive the proposal after February 15, 2018 but before March 16, 2018. If we mail or otherwise provide notice, or public disclosure, of the date of our annual meeting on a date that is less than seventy (70) days prior to the date of the annual meeting, the stockholder's notice that he or she proposes to bring business before the annual meeting must be received by us no later than the tenth business day following the day on which our notice of the annual meeting was mailed, or public disclosure was made, whichever event first occurs. For a description of some of the requirements for suggesting an individual for consideration by the Nominating and Corporate Governance Committee for election as a director, see "Our Board of Directors and Its Committees—Corporate Governance Matters—Nomination Process."

        Proposals and other notices should be sent to:

    David S. Elkouri
    Executive Vice President and Chief Legal Officer
    1000 Louisiana St., Suite 6700
    Houston, Texas 77002

        The use of certified mail, return receipt requested, is suggested.

OTHER MATTERS

        The board knows of no other proposals that may properly be presented for consideration at the annual meeting but, if other matters do properly come before the annual meeting, and provided you vote your shares using the instructions on the notice of internet availability of proxy materials, or, if you received a paper copy of the proxy card, by completing, signing, dating and returning the proxy card, thereby consenting to be represented at the annual meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors
of Halcón Resources Corporation

VIEW MATERIALS & VOTE w SCAN TO HALCÓN RESOURCES CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E20162-P89274 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HALCÓN RESOURCES CORPORATION The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Thomas R. Fuller 02) Floyd C. Wilson The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! 2 Years ! 3 Years ! Abstain 2. To approve, in a non-binding advisory vote, executive compensation of our named executive officers. 1 Year The Board of Directors recommends you vote "3 Years" on the following proposal: ! ! For ! Against ! Abstain 3. To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years. The Board of Directors recommends you vote FOR the following proposal: ! ! ! 4. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. E20163-P89274 HALCÓN RESOURCES CORPORATION Annual Meeting of Stockholders May 4, 2017 11:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Floyd C. Wilson and Mark J. Mize, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and/or preferred stock of HALCÓN RESOURCES CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, CDT on May 4, 2017, at Wells Fargo Plaza Auditorium, 1000 Louisiana St., Houston, TX 77002, and any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side V.1.1

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 4, 2017. HALCÓN RESOURCES CORPORATION You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. HALCÓN RESOURCES CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 proxy materials and voting instructions. E20146-P89274 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 14, 2017 Date: May 4, 2017Time: 11:00 AM CDT Location: Halcón Resources Corporation Wells Fargo Plaza Auditorium 1000 Louisiana St. Houston,TX 77002

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) XXXX XXXX XXXX XXXX (located on the following page) in the subject line. VIEW MATERIALS & VOTE SCAN TO How To Vote Please Choose One of the Following Voting Methods in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E20147-P89274 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICEPROXY STATEMENTFORM 10-K How to View Online: and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 20, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Thomas R. Fuller 02) Floyd C. Wilson The Board of Directors recommends you vote FOR the following proposal: 2. To approve, in a non-binding advisory vote, executive compensation of our named executive officers. The Board of Directors recommends you vote "3 Years" on the following proposal: 3. To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years. The Board of Directors recommends you vote FOR the following proposal: 4. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. E20148-P89274 Voting Items

E20149-P89274